AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2003
                                                    Registration No. 333-103072

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                         AMENDMENT NO. 2 TO FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         THE CHILDREN'S INTERNET, INC.
                (Name of small business issuer in its Charter)

        Nevada                            7374                    88-0370247
(State or other jurisdiction    (Primary Standard Industrial    (IRS Employer
of incorporation or organization) Classification Code Number)   Identification
								   Number)

                       2401 Crow Canyon Road, Suite 201
                         San Ramon, California  94583
                                (925) 362-9306
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Sholeh Hamedani
                         The Children's Internet, Inc.
                       2401 Crow Canyon Road, Suite 201
                         San Ramon, California  94583
                                (925) 406-2364
          (Name, address, including zip code, and telephone number of agent for service of process)

                                  Copies to:
                                 Oswald & Yap
                           16148 Sand Canyon Avenue
                              Irvine, CA  92618
                                (949) 788-8900

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

If delivery of  the  prospectus  is  expected  to be made pursuant to Rule 434,
please check the following box.  [   ]

                        CALCULATION OF REGISTRATION FEE


    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) to the Securities Act of 1933. The selling stockholders will sell at a price $2.00 per share, provided that in the event that our shares become quoted on the OTC Bulletin Board or some other securities market, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions.

  Consists of 1,118,500 shares of common stock being registered for sale by the selling stockholders and 4,000,000 shares of common stock being registered for sale in a direct public offering by the Company.

                                        MAXIMUM       MAXIMUM
TITLE OF EACH CLASS                    AGGREGATE     AGGREGATE
OF SECURITIES TO BE   AMOUNT TO BE  OFFERING PRICE   OFFERING      AMOUNT OF
    REGISTERED         REGISTERED     PER SHARE[1]     PRICE    REGISTRATION FEE

Common Stock,
par value $0.001       5,118,500[2]      $2.00      $10,237,000         $942
            Total      5,118,500         $2.00      $10,237,000         $942

 1   Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant to Rule 457(a) and (o) to the Securities Act of 1933. The selling stockholders will sell at a price $2.00 per share, provided that in the event that our shares become quoted on the OTC Bulletin Board or some other securities market, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions.
 2   Consists of 1,118,500 shares of common stock being registered for sale  by the selling stockholders and 4,000,000 shares of common stock being registered for sale in a direct public offering by the Company.





The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement share thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2003

                                   PROSPECTUS

                       5,118,500 SHARES OF COMMON STOCK

We are offering for sale a maximum of 4,000,000 shares of our common stock in a self-underwritten offering directly to the public. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $2.00 per share. If all of the shares offered by us are purchased, the proceeds to us will be $8,000,000.

This is our initial public offering and no public market currently exists for shares of our common stock.

We are also registering 1,118,500 shares of common stock for sale by certain of our stockholders. The selling stockholders may offer and sell the shares from time to time in negotiated transactions at $2.00 per share. In the event that our shares become quoted on the OTC Bulletin Board, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions.

The offering will terminate 12 months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to one year following the twelve-month offering period.

      INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
        INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE
       INVESTMENT.  SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
 DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO
                                      THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                Our principal executive offices are located at
        2401 Crow Canyon Road, Suite 201, San Ramon, California  94583.
                    Our telephone number is (925) 406-2364.

           THE DATE OF THIS PROSPECTUS IS ___________________, ____.

                         THE CHILDREN'S INTERNET, INC.


                               TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.


PROSPECTUS SUMMARY............................................................1
RISK FACTORS..................................................................4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................8
USE OF PROCEEDS...............................................................9
DIVIDEND POLICY..............................................................10
DILUTION.....................................................................11
SELECTED FINANCIAL DATA......................................................12
PLAN OF OPERATION............................................................12
BUSINESS OF THE COMPANY......................................................15
MANAGEMENT...................................................................38
EXECUTIVE COMPENSATION.......................................................40
PRINCIPAL STOCKHOLDERS.......................................................41
SELLING STOCHOLDERS..........................................................42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................45
DESCRIPTION OF SECURITIES....................................................46
MARKET FOR COMMON EQUITY.....................................................47
PLAN OF DISTRIBUTION.........................................................48
INDEMNIFICATION..............................................................51
LEGAL MATTERS................................................................51
EXPERTS......................................................................52
DEALER PROSPECTUS DELIVER OBLIGATION.........................................52
WHERE YOU CAN FIND MORE INFORMATION..........................................52

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUMMARY

This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you. To better understand this offering, and for a more complete description of the offering, you should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus.

In this prospectus, the terms "The Children's Internet," "we," "us," and "our" refer to The Children's Internet, Inc., a Nevada corporation, and, unless the context otherwise requires, "common stock" refers to the common stock, par value $.001 per share, of The Children's Internet, Inc.

                         THE CHILDREN'S INTERNET, INC.

We were incorporated in the State of Nevada on September 25, 1996 as D.W.C. Installations. On July 3, 2002, Shadrack Films, Inc. purchased 1,166,755 newly issued shares of our common stock for $150,000, thereby obtaining a majority ownership interest and becoming our parent company.

We changed our name to The Children's Internet, Inc. on December 27, 2002. We are a development stage company and currently have no revenues, only minimal assets, and have incurred losses since our inception.


On September 10, 2002, we entered into an agreement with a related party, Two Dog Net, Inc., a software development company based in Fresno, California, to be the exclusive marketers of their proprietary Internet service for pre-school to junior high school age children called The Children's Internet(R). We plan to introduce and market The Children's Internet(R), a comprehensive Internet service designed specifically for children that allows them to have safe, yet unrestricted access to the Internet. The Children's Internet(R) allows real time access to pre-selected educational resources and entertaining websites while restricting access to inappropriate websites and information. The proprietary, patent-pending security software, Safe Zone Technology(R) offers security against Internet predators and Internet content that is inappropriate for children. The service provides secure, affordable live Internet access, as well as secure e-mail and chat, homework help, games, news, super portals to educational resources and access to web pages that have been pre-approved for educational and entertaining values.

Through our agreement with Two Dog Net, we will offer subscriptions to The Children's Internet(R) service. We plan to conduct an initial media test to introduce our services to the public via a 30-minute infomercial in 2003. The infomercial was produced by Two Dog Net over a two-year period and is ready to air and is available for our use through our agreement.

We have related parties as follows:

   - Our President, Chief Executive Officer, and one of our Directors, Sholeh Hamedani, is the sole shareholder of our parent company, Shadrack Films, Inc. Ms. Hamedani was also President of Two Dog Net, Inc., the licensor of The Children's Internet(R) technology until August 1, 2002. Ms. Hamedani also owns approximately 10% of the total outstanding shares of Common Stock of Two Dog Net, Inc.
   - Ms. Hamedani's father, Nasser Hamedani, is the current President, Chairman and majority shareholder of Two Dog Net, Inc.

					1

                          OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 4,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $2.00 per share. If all of the shares offered by us are purchased, the proceeds to us will be $8,000,000.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate 12 months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to one year following the twelve-month offering period.

                           THE SELLING STOCKHOLDERS

We are also registering 1,118,500 shares of our common stock held by certain of our stockholders. A list of the securities being registered in this prospectus and the people and entities that own them appears in the "Selling Stockholders" section of this prospectus. Selling stockholders may sell their shares at $2.00 per share until our securities are quoted on the over-the-counter Bulletin Board. Thereafter, selling stockholders may sell their shares at market prices or at privately negotiated prices.

                               HOW TO CONTACT US

Our executive offices are located at 2401 Crow Canyon Road, Suite 201, San Ramon, California 94583. Our telephone number is (925) 406-2364.

                           SUMMARY OF THE OFFERING

Total shares of common stock outstanding prior to the offering        2,287,755

Shares of common stock being offered by us                            4,000,000
Shares of common stock being offered by selling stockholders          1,118,500

Total shares of common stock outstanding after the offering           6,287,755

                                                                     $8,000,000
Gross proceeds:                                   All proceeds from the sale of
 Direct offering; if maximum is sold              1,118,500 shares  held by the
 Selling Stockholders                             selling stockholders  will go
                                                  directly   to   the   selling
                                                  stockholders

 Use of proceeds                                  Proceeds from the sale of the
                                                  shares   will   be   used  to
                                                  implement  our  marketing and
                                                  sales   plan,  for  technical
                                                  operations,  and  to  provide
                                                  general operating capital.


					2

                            SUMMARY FINANCIAL DATA

The following table sets forth our summary consolidated financial data. This information should be read in conjunction with the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

                                    For the year            For the period from
                                       ended 	            September 25, 1996
                                    December 31,	    (inception) through
			               2002	               June 30, 2003
                                    (audited)                   (unaudited)
STATEMENT OF OPERATIONS DATA
Net sales                          $         -                  $         -
Operating expenses                     392,389                      637,025
Operating loss                        (392,389)                    (637,025)
Net Loss                              (392,389)                    (637,025)
Net Loss per Common Share          $     (0.23)                 $     (0.49)
                                   ============                 ============

                                                            As of June 30, 2003
                                                                (unaudited)
BALANCE SHEET DATA
Total assets                                                    $         -
Current Liabilities                                                 201,420
Total stockholders'deficit                                         (201,420)
								============

                                 RISK FACTORS

AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED BELOW BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. THESE RISK FACTORS CONSTITUTE ALL THE MATERIAL RISKS (EXCLUDING THE RISKS FACED BY ANY TYPICAL ISSUER OR OFFERING) IDENTIFIED BY OUR MANAGEMENT THAT WE FACE BASED ON OUR BUSINESS AND THE INDUSTRY IN WHICH WE OPERATE. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON CURRENT EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS OR OUR FUTURE PERFORMANCE.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN. AN INABILITY TO CONTINUE AS A GOING CONCERN WOULD LIKELY LEAD TO A LOSS OF YOUR ENTIRE INVESTMENT.

Our independent certified public accountant's report on our financial statements for the period from September 25, 1996 to December 31, 2002 contains an explanatory paragraph indicating that we had no established source of revenue which raises substantial doubt about our ability to continue as a going concern. We cannot assure you that any independent certified public accountant's report on our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of our operations. The existence of the explanatory paragraph may adversely affect our relationship with prospective customers and suppliers and could harm our business.

WE ARE A DEVELOPMENT STAGE COMPANY THAT MAY NOT REACH PROFITABILITY.

Even though incorporated on September 25, 1996, we had no business plan from inception through September 9, 2002. We began conducting operations on September 10, 2002, when we contacted for the rights to sell The Children's Internet(R) product from Two Dog Net. In late November 2002, we readied all systems for operations. As of June 30, 2003, we had not earned any revenues. We may never reach profitability due to our possible inability to attract subscribers, our possible inability to compete with competitors, our possible failure to generate sufficient revenues from subscribers, errors and/or interruptions in our service, our possible inability to expand our internal financial, administrative and product development systems to accommodate our potential growth, and our possible inability to attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks.

WE HAVE INCURRED LOSSES IN THE PAST AND EXPECT TO CONTINUE TO INCUR LOSSES, WHICH COULD BE SIGNIFICANT AND IMPACT THE VALUE OF OUR STOCK.

As of June 30, 2003, we had an accumulated deficit of $ 637,025. We expect to derive our revenues solely from sales of subscriptions to The Children's
Internet(R) service. We will significantly increase our operating expenses related to expanding our sales and marketing operations to promote sales of subscriptions to The Children's Internet(R) service. To the extent such expenses precede or are not subsequently followed by increased revenues, these expenses will make us unprofitable. Our planned expense levels will be based in part on our expectations concerning future revenue and, to a large extent, depend upon the success of our marketing efforts to attract subscribers. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.
					4

OUR OPERATING RESULTS ARE ENTIRELY DEPENDENT ON REVENUES FROM TWO DOG NET'S PRODUCT, THE CHILDREN'S INTERNET(R) SERVICE, AND OUR BUSINESS COULD BE MATERIALLY HARMED BY FACTORS THAT ADVERSELY AFFECT TWO DOG NET AND ITS PRODUCTS.

We currently offer one product through our agreement with Two Dog Net, The Children's Internet(R) service. There are no other products available through our agreement at the present time, nor do we anticipate being able to offer other products for at least the next twelve months, if not longer. Accordingly, our future operating results depend entirely on the demand for The Children's Internet(R) service by future customers, including new and enhanced releases that are subsequently introduced. If our competitors release new products that are superior to our products in performance or price, or we fail to enhance our products and introduce new products in a timely manner, demand for our products may decline. A decline in demand for our products as a result of competition, technological change or other factors would significantly reduce any revenues we may earn. Additionally, any events adversely affecting Two Dog Net will also affect us as we are entirely dependent on our agreement with Two Dog Net for any revenues. If Two Dog Net were to cease its operations, we would need to find alternative sources of revenues, which we may be unable to do. In such an event, we could be forced to cease operations entirely.

ONCE WE OBTAIN SUBSCRIBERS, WE MAY NOT BE ABLE TO MEET OUR SUBSCRIBER'S VOLUME OF USE, LEADING TO THE LOSS OF SOME SUBSCRIBERS AND A REDUCTION IN OUR REVENUES.

We are dependent on being able to effectively serve our subscribers' volume of use on The Children's Internet(R) website and service. The performance of our website and service is critical to our reputation, our ability to achieve market acceptance of our product, and our ability to attract subscribers. An increase in the volume of use of our website and service could strain the capacity of the software or hardware we deploy which could lead to slower response time or system failures, and adversely affect our business and potential for revenue generation. In addition, as the number of Web pages and users increase, there can be no assurance that our product and infrastructure will be able to scale accordingly. We also face technical challenges associated with higher levels of personalization and localization of content delivered to users of our service, which adds strain to our development and operational resources.

WE ARE DEPENDENT ON THIRD PARTIES FOR INTEGRAL COMPONENTS OF OUR SERVICE. ANY DISRUPTION IN SERVICES BY THESE THIRD PARTIES MAY LEAD TO A REDUCTION IN THE VALUE OF OUR STOCK.

We are dependent upon private third party providers to provide the principal Internet connection for The Children's Internet(R) service. As The Children's Internet(R) service is currently our only product and will be distributed to our customers solely over the Internet, any disruption in the Internet access provided by third-party providers would prevent our customers from accessing The Children's Internet(R). Additionally, any failure of third-party providers to handle higher volumes of user traffic would limit the number of customers to which we would be able to provide The Children's Internet(R) service. If we are not able to provide service to our customers due to any such disruptions in Internet access or any inability to handle higher volumes of user traffic, any customers that we may get could cancel their subscriptions. Also word-of-mouth and negative publicity about any such failures would likely impede our ability to obtain new subscribers. As we are currently solely dependent on subscriptions for revenues, this would reduce any revenues we may be able to generate.
					5

IF WE ARE UNABLE TO RETAIN OUR EXISTING EMPLOYEES AND IF WE ARE UNABLE TO ATTRACT NEW EMPLOYEES, WE MAY NOT SUCCEED IN DISTRIBUTING THE CHILDREN'S INTERNET SERVICE.

We currently have four employees and one consultant. Our performance is substantially dependent on the performance of our senior management and key technical personnel, in particular Sholeh Hamedani, our President, Chief Executive Officer, Chief Financial Officer, and Director. We do not carry key person life insurance on any of our employees. The loss of the services of any of senior management or other key employees would force us to incur potentially significant costs in seeking replacement personnel. Additionally, as none of our employees are currently receiving compensation, but are instead only accruing unpaid salaries, it would be very difficult or impossible for us replace them. We anticipate that we will need to hire additional personnel in the areas of technology and development, customer support, finance and administration and operations. As a result, our future success will depend heavily on our ability to quickly attract qualified employees to sufficiently staff key functional areas supporting the business. Competition for such personnel is intense, and there can be no assurance that we will be successful in achieving a staffing plan in all of our key functional areas within a time frame that is consistent with our overall business plan. There is no assurance that we will be able to retain our key managerial and technical employees or that we will be able to attract and retain additional highly qualified technical and managerial personnel in the future. Our inability to retain and attract the necessary technical and managerial personnel would limit our ability to complete the administrative and technical tasks necessary to carrying out our business plan and we would no longer be able to conduct operations.

MANY OF OUR COMPETITORS HAVE SIGNIFICANTLY GREATER FINANCIAL, TECHNICAL, MARKETING AND DISTRIBUTION RESOURCES THEN WE DO AND WE MAY LIMIT OUR ABILITY TO OPERATE PROFITABLY.

Many of our existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and distribution resources. Our management believes that the principal competitive factors in our anticipated markets are brand recognition, ease of use, comprehensiveness of available content, customization by the consumer, quality and responsiveness of search results, availability of high-quality, focused value added services, and required technology to offer access to end users with fewer interruptions. There can be no assurance that we will be able to compete successfully.

IMPAIRMENT OF INTELLECTUAL PROPERTY RIGHTS COULD ALLOW COMPETITORS TO MINIMIZE ANY ADVANTAGE THAT THE PROPRIETARY TECHNOLOGY MAY GIVE US OR PREVENT US FROM OFFERING THE CHILDREN'S INTERNET(R) SERVICE

Two Dog Net currently has a patent application pending for its technology that may preclude or inhibit competitors from entering the market that we serve. However, we cannot be sure that Two Dog Net will receive this patent or any other patents. While it is our practice to enter into agreements with all employees and some of our customers and suppliers to prohibit or restrict the disclosure of proprietary information, we cannot be sure that these contractual arrangements or the other steps we take to protect Two Dog Net's proprietary rights will prove sufficient to prevent illegal use of Two Dog Net's proprietary rights or to deter independent, third-party development of similar proprietary assets.

In the event that the proprietary technology may be found to infringe the intellectual property rights of others, we may not be able to continue offering The Children's Internet(R) service.
					6

Effective copyright, trademark, trade secret and patent protection may not be available in every country in which our products and services are offered. In the future we could become involved in legal disputes relating to the validity or alleged infringement of our intellectual property rights or those of a third party. Intellectual property litigation is typically extremely costly and can be disruptive to business operations by diverting the attention and energies of management and key technical personnel. In addition, any adverse decisions could subject us to significant liabilities, require us to seek licenses from others, prevent us from using, licensing or selling certain of our products and services, or cause severe disruptions to operations or the markets in which we compete which could decrease profitability.

THE OFFERING PRICE OF OUR COMMON STOCK COULD BE HIGHER THAN THE MARKET VALUE, CAUSING INVESTORS TO SUSTAIN A LOSS OF THEIR INVESTMENT.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered or that they have any market value whatsoever.

WE WILL NEED ADDITIONAL FINANCING TO FULLY IMPLEMENT OUR BUSINESS PLAN, AND IF WE FAIL TO OBTAIN ADDITIONAL FUNDING IT WILL IMPACT OUR ABILITY TO SUSTAIN OUR OPERATIONS AND WOULD LIKELY REDUCE THE VALUE OF YOUR INVESTMENT.

Our management currently anticipates that the net proceeds of the offering, if the maximum amount is raised, will be sufficient to meet our anticipated needs for working capital and capital expenditures for at least the next 24 months. At the present time, we have no working capital and anticipate that Shadrack Films, Inc., our majority shareholder, will continue to fund our working capital needs and we will continue to accrue a liability due to Shadrack Films for such costs. However, Shadrack Films is under no obligation to continue providing us with working capital and we can offer no assurance that Shadrack Films will provide these funds as they could discontinue doing so at any time. If less than the maximum amount is raised, we will need to raise additional capital to further fund our marketing efforts and to provide additional working capital. We may also need to raise additional funds in the future to fund more aggressive promotions and more rapid expansion, to develop newer or enhanced services, to respond to competitive pressures or to acquire complementary technologies or services. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the purchasers in this offering will be reduced and such securities may have rights, preferences or privileges senior to those of the rights of our common stock. There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or not available on acceptable terms, we may not be able to fund its expansion, promote our product, develop or enhance services respond to competitive pressures, or possibly even continue operations. Any such inability would reduce our ability to generate revenues and would ultimately reduce the value of your investment.
					7

THERE IS NO ESTABLISHED PUBLIC MARKET FOR OUR STOCK AND A PUBLIC MARKET MAY NOT BE OBTAINED OR BE LIQUID AND INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

There is no established public market for the common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board system, there is no guarantee that we will qualify for quotation on the Bulletin Board system. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

OUR MANAGEMENT AND AFFILIATES HAVE SIGNIFICANT CONTROL OF OUR BUSINESS WHICH THEY COULD EXERCISE AGAINST YOUR BEST INTEREST.

Our President, Chief Executive Officer, and Director, Sholeh Hamedani, through her sole ownership of Shadrack Films, Inc., owns 1,166,755 shares or 51% of our current total outstanding shares of 2,287,755 giving her the ability to control all matters submitted to our stockholders for approval and to control our management and affairs. Matters that would require stockholder approval include the following:

   *     election and removal of directors;
   *     merger or consolidation of our company; and
   *     sale of all or substantially all of our assets.

We would have to sell approximately 50,000 shares in this offering in order to reduce the percentage owned by management to less than 50% of the total outstanding shares. If all 4,000,000 shares are sold in this offering, management would own approximately 19% of the total outstanding shares.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                                USE OF PROCEEDS

The net proceeds available to us from the sale of the shares in this offering are estimated to be approximately $7,966,558 if the maximum offering is sold, after deducting offering expenses (estimated to be $33,442). The intended use of the net proceeds at various funding levels as percentages of the maximum offering is outlined below.


         Use                     10%           25%             50%            75%             100%
Marketing and advertising   $490,000 64%  $1,290,000 65%  $2,440,000 61%  $3,540,000 59%  $4,580,000 58%
Technical Operations        $192,000 25%  $  426,000 22%  $  906,000 23%  $1,426,000 24%  $1,946,000 24%
Reserve for Contingencies   $ 24,558  3%  $  100,558  5%  $  220,558  6%  $  400,558  7%  $  640,558  8%
Working capital and general
corporate purposes          $ 60,000  8%  $  150,000  8%  $  400,000 10%  $  600,000 10%  $  800,000 10%
TOTAL                       $766,558      $1,966,558      $3,966,558      $5,966,558      $7,966,558



We may not receive any proceeds in this offering. As in the past, to maximize the potential for success, management will continue to seek funds, in addition to the funds sought in this offering, through private placements or other financial arrangements, including debt or equity. We will continue to search for suitable strategic joint venture partners in order to proceed with our business plan and to respond to competition or changes in the marketplace. There is no assurance that such financing will be available when needed nor that strategic alliances will be found.

At the end of our last quarter, we had an accumulated total net loss of approximately $637,000. Of this amount, approximately $275,000 represents accrued and donated costs of an officer and outside consultant, $250,000 represents professional fees and the balance of $112,000 consists primarily of occupancy and telecommunications costs including internet costs. To date, our parent company has funded all of our expended costs.

Until such time as revenues or offering proceeds are sufficient to fund operations, we will continue to be a Development Stage Company. We will be dependent on funding from our parent company for day to day operating expenses and from the continuing contribution of time from employees. Our parent company is under no obligation to continue to fund our operations nor are our employees required to continue to work without compensation and either or both could stop at any time without notice.

As funding is received, we will allocate the proceeds in the areas noted above based upon the level of funding. At the lowest level, it is anticipated the funding will be used to cover occupancy, telecommunication and other office costs for a twelve month period without regard to revenue collection and that the majority of the funds raised will be used to fund marketing and sales efforts to achieve revenues to support us on an ongoing basis. During the lower levels of funding, we anticipate that our employees will continue to donate their time as they have in the past. No assurances can be given they will continue to do so.

At the lowest level of funding, the marketing funds expended (approximately $10,000) in the initial sixty days will consist of expenditures for collateral material including sales brochures and CD discs. A portion of the marketing funds, approximately $20,000, would be spent in the first sixty days to update the infomercial and to schedule the first test broadcasts. Approximately $50,000 would be spent in test market broadcasts in the first ninety days. Concurrently with the initial broadcasts, it is estimated that an additional $10,000 would be spent on additional editing based upon responses to the test broadcasts. Following the test broadcasts, we would identify cities, stations and times for broadcast and launch the infomercial broadcasts. It is estimated that $50,000 would be spent each month in this effort beginning with the fourth month (first month following the initial three-month test).

					9

Technical operations at the lowest level of funding include our location costs and variable license fees based upon usage by subscribers and an additional contingent amount for other technical support. Working capital and general corporate purposes at the lowest level of funding are for occupancy costs, telecommunications costs and other office costs. Although we owe our parent company for such costs as incurred in the past, no provision has been made to repay the amount due the parent for such prior costs at the lowest level of funding. As noted earlier, at the lowest level of funding it is anticipated that our employees would continue to donate their time; however, they are under no obligation to continue to do so and they could stop at any time without notice.

As indicated in the table above, we will scale expenditures depending upon the amount of funds raised; and, as noted above, the initial funds will be used primarily to market the services to develop a revenue base sufficient to support our operations. The investment in marketing and sales is uniquely scaleable, since most of the marketing and sales costs will be expended on infomercial costs. Lower funds raised will result in fewer broadcasts in absolute numbers and in fewer geographic locations. As more funds are raised, more cities and times for broadcast can be scheduled. As the level of proceeds increases, we anticipate using more of the proceeds to fund general operations, including paying employees, to build the technical and support group necessary to support the anticipated revenue growth from the sales and marketing effort and to spend less, as a percentage of proceeds, for marketing; however, at all levels of funding, it is anticipated that marketing costs will dominate the use of proceeds.

If we are unsuccessful in securing the capital needed to continue operations or if initial sales of subscriptions do not fund continued operations, we will continue to look to our parent company to fund operations and to employees to donate their time. If our parent company discontinues the funding of our operations and/or if any of our key employees no longer donate their time, we will not be in a position to continue operations.

                                DIVIDEND POLICY

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business

                                CAPITALIZATION

The following table sets forth our actual capitalization on June 30, 2003.


Stockholders' equity:
Common Stock,
$.01 par value, 75,000,000 shares authorized;
2,287,755 outstanding at June 30, 2003                           $  2,288
Additional paid-in capital                                       $433,417
Accumulated deficit                                             ($637,025)
Stockholders' deficit                                           ($201,420)
Total Capitalization                                            ($201,420)


					10


                                   DILUTION

Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this offering. After giving effect to the sale of the shares of common stock by us at the initial public offering price of $2.00 per share, less our estimated offering expenses, our pro forma net tangible book value at June 30, 2003, would be $7,765,138, or $1.23 per share. This represents an immediate increase in the pro forma net tangible book value of $1.31 per share to existing stockholders and an immediate dilution of $0.77 per share to new investors purchasing shares at the initial public offering price of $2.00 per share. The following table illustrates this per share dilution:

                                                            Maximum
Assumed initial public offering price per share              $ 2.00
Pro forma net tangible book value per share at June 30, 2003

                                                              (0.08)
Increase per share attributable to new investors               1.31
Dilution per share to new investors in this offering          $0.77


                                     For the year            For the period from
                                        ended                September 25, 1996
                                     December 31,            (inception) through
                                        2002                    June 30, 2003
                                      (audited)                  (unaudited)
STATEMENT OF OPERATIONS DATA
Net sales                          $          -                 $          -
Operating expenses                      392,389                      637,025
Operating loss                         (392,389)                    (637,025)
Net Loss                               (392,389)                    (637,025)
Net Loss per Common Share          $      (0.23)                $      (0.49)
 				   =============		=============

                                                             As of June 30, 2003
                                                                  (unaudited)
BALANCE SHEET DATA
Total assets                                                    $          -
Current Liabilities                                                  201,420
Total stockholders'deficit                                          (201,420)
								=============

					11

                            SELECTED FINANCIAL DATA

The  following  selected  statement of operations  data  for  the  period  from
September 25, 1996, the date of our inception, through June 30, 2003 (unaudited) and for the year ended December 31, 2002 (audited) were derived from our financial statements and notes thereto included later in this prospectus. In our opinion, all necessary adjustments, consisting only of normal recurring adjustments, have been included to present fairly the financial position and results of operations for each of the periods presented. Historical results are not necessarily indicative of results that may be expected for any future period. The following data should be read in conjunction with "Plan of Operation" and our audited financial statements, including the related footnotes.

         For the year            For the period from
                                        ended                September 25, 1996
                                     December 31,            (inception) through
                                        2002                    June 30, 2003
                                      (audited)                  (unaudited)
STATEMENT OF OPERATIONS DATA
Net sales                          $          -                 $          -
Operating expenses                      392,389                      637,025
Operating loss                         (392,389)                    (637,025)
Net Loss                               (392,389)                    (637,025)
Net Loss per Common Share          $      (0.23)                $      (0.49)
 				   =============		=============

                                                             As of June 30, 2003
                                                                  (unaudited)
BALANCE SHEET DATA
Total assets                                                    $          -
Current Liabilities                                                  201,420
Total stockholders'deficit                                          (201,420)
								=============


                               PLAN OF OPERATION

You should read the following plan of operation together with our financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on page 4 and elsewhere in this prospectus.

Effective September 10, 2002, we entered into an agreement with Two Dog Net, Inc. to be the exclusive marketers of their proprietary and patent pending secured internet service for pre-school to junior high school aged children called The Children's Internet(R). We plan to introduce the first, fully comprehensive Internet service designed specifically for children that allows them to have completely safe, unrestricted live access to the Internet. The cornerstone of our consumer marketing plan is a national television advertising campaign which includes a 30-minute infomercial that was produced over a two-year period of time by Two Dog Net and is ready to air. We intend to utilize the infomercial to introduce The Children's Internet(R) service to the public, as well as build brand recognition and generate customer subscriptions. We plan to first conduct a media test in the fourth quarter of 2003. We believe the results from the media test will give us the platform to launch the advertising campaign on a national basis thereafter and be the basis for the ongoing infomercial media schedule 2003.
					12

In a Stock Purchase Agreement dated October 11, 2002, our original shareholders sold 1,118,500 of their shares of our common stock to various purchasers, two of whom are related parties to our management, Nasser Hamedani, Sholeh Hamedani's father, and Soraiya Hamedani, Sholeh Hamedani's sister. Some of these purchasers were introduced to the original shareholders by Sholeh Hamedani, our President, Chief Financial Officer, and a Director. Some of these purchasers resold their shares to unrelated third parties. A portion of the proceeds received from the stock sales by the purchasers was in turn loaned to Shadrack Films, Inc., our parent company, to finance our initial operations thus far. These amounts are reflected on the financial statements as "Due to Parent Company."

Currently, we do not have any cash on hand and are dependent on funding from our parent company for our current operations that, for the last six months ended June 30, 2003 averaged $15,000 per month in operating costs exclusive of time donated by employees. The accrued account payable due to our parent company is an open account payable. Our parent company is under no obligation to continue to fund our operations and could stop at any time without notice. We estimate that we need a minimum of $180,000 in cash to continue our operations for the next twelve months. If we raise the maximum offering, our working capital needs, including expansion of marketing and technical operations, will be met for approximately 24 months without regard to any subscription revenue. We do not currently have any arrangements for alternative financing in the event that we raise less then the maximum offering. If we are unsuccessful in securing the capital needed to continue operations or if initial sales of subscriptions do not fund continued operations, we will continue to look to our parent company to fund operations and to employees to donate their time. If our parent company discontinues the funding of our operations and/or if keyemployees no longer donate their time, we will not be in a position to continue operations.

Additional funds may also be required in order to proceed with our marketing plan described above and our business plan described in "Business of the
Company" below. These funds would be raised through additional private placements or other financial arrangements including debt or equity. There is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we will not be in a position to continue operations.

If we are unsuccessful in securing the capital needed to continue operations or if initial sales of subscriptions do not fund continued operations, we will continue to look to our parent company to fund operations and to key employees to donate their time. If our parent company discontinues the funding of our operations and/or if key employees no longer donate their time, we will not be in a position to continue operations. If we discontinue operations, we would have to attempt to sell the company or file for bankruptcy.

					13

As is indicated in the Use of Proceeds table, we will scale our expenditures depending upon the amount of funds raised. The initial funds will be used by us primarily to market the services to develop a revenue base sufficient to support our operations. At the 10% level, we anticipate that the proceeds would only cover operating costs, initial marketing and minimum technical operations.. At this minimum level of funding, we anticipate that our management will continue to donate their time and Shadrack Films will continue to provide services until such time that operating revenues generate sufficient cash flow to support operations. As the level of proceeds increases, we anticipate using more of the proceeds to fund general operations and less for marketing; however, at all levels of funding, it is anticipated that marketing costs will dominate the use of proceeds. Our management anticipates (based upon past experience with the use of infomercials) that the expenditure of marketing funds will generate operating revenues over a twelve month period in an amount equal to the funds spent.

                            BUSINESS OF THE COMPANY

COMPANY OVERVIEW

We were incorporated in the State of Nevada on September 25, 1996 as D.W.C. Installations. On July 3, 2002, Shadrack Films, Inc. purchased 1,166,755 newly issued shares of our common stock for $150,000, thereby obtaining a majority ownership interest and becoming our parent company.

We were dormant and had no operations since inception until September 10, 2002 when we entered into an agreement with Two Dog Net, Inc. to be the exclusive distributors of The Children's Internet(R) software.

We changed our name to The Children's Internet, Inc. on December 27, 2002. We are a development stage company and currently have no revenues, only minimal assets, and have incurred losses since our inception. On March 3, 2003, we entered into a Wholesale Sales & Marketing Agreement with Two Dog Net, Inc. which gives us the exclusive worldwide right to market, sell, and distribute The Children's Internet(R) service and wholesale dial-up Internet service of Two Dog Net. The Children's Internet(R) is Two Dog Net's proprietary and patent pending secured Internet service designed specifically for pre-school to junior high school age children.. We do not plan on offering wholesale dial-up Internet service in the near future.

Our President, Chief Executive Officer, and one of our Directors, Sholeh Hamedani, was President of Two Dog Net, Inc. until August 1, 2002. Ms. Hamedani also owns approximately 10% of the total outstanding shares of Common Stock of Two Dog Net, Inc. Ms. Hamedani is also the sole shareholder of our parent company, Shadrack Films, Inc. Ms. Hamedani's father, Nasser Hamedani, is the current President, Chairman and majority shareholder of Two Dog Net, Inc.

The Children's Internet(TM) offers secure, real time access to pre-selected and pre-approved educational and entertaining age appropriate web pages as well as secure e-mail, homework help, games, news, super portals to learning activities and virtually limitless educational resources all within its safe, protected online environment. We believe that the proprietary, patent-pending security software, Safe Zone Technology(R), offers unprecedented security against Internet predators and Internet content that is inappropriate for children. The target market for The Children's Internet(TM) is the 48 million children on-line in 2002 (Report from Internet Commerce & Communications Division, Information Technology Association of America, February, 2002), as well as America's schools, which are connected to the Internet. The astronomical rate of general Internet use in the United States is expected to grow by 2 million new users per month. (Report from Internet Commerce & Communications Division, Information Technology Association of America, February, 2002.) Nearly two-thirds (62%) of US families have computers at home, but roughly 1 out of 5 (17%) of those with computers do not have Internet access due to safety concerns. (Report from Internet Commerce & Communications Division, Information Technology Association of America, February, 2002) Surveys tell us that 85% of all parents with children under 11 years of age have expressed concern for their child's safety on the Internet by overseeing each and every click and 45% of all parents feel the Internet is critical for educational purposes. (Greenfield Online, Inc. April 1999)
					15

INDUSTRY BACKGROUND

THE INTERNET

The Internet is a worldwide series of inter-connected computer networks, which enables commercial organizations, educational institutions, government agencies and individuals to communicate freely, access and share information, and conduct business remotely.

The very openness of the Internet means that transmitted information and data stored in connected hosts are exposed to other users who are able, in the absence of effective security measures, to gain access to inappropriate data. This fundamental weakness mandates that organizations and individuals weigh security, productivity and censorship concerns against the perceived commercial opportunities presented by millions of Internet users. Today with more than 48 million children on line each day, the Internet, by its very nature of open access to the world, is becoming increasingly dangerous place for children to roam freely and in some extreme cases even deadly. (Report from Internet Commerce & Communications Division, Information Technology Association of America, February, 2002)

THE CHILDREN'S INTERNET(R)


The Children's Internet(TM) offers educational and entertainment value of the Internet in a child's quest for academic achievement, social enrichment, and communication, while locking out the dangers. We believe that The Children's Internet(R) will help to reconcile parents' fear that the Internet could harm their children with the feeling that their children need the Internet for all of its benefits.

The Children's Internet(TM) is a dedicated Internet Service Provider entirely and exclusively for children grades pre-school through junior high. It provides safe real time Internet access to a broad base of entertaining and educational content. Additionally, by simply utilizing the Family Favorites feature, parents can easily customize their children's access based on their family's beliefs, individual needs and interests by adding other websites from outside of The Children's Internet(TM) while still maintaining security.

The  Children's   Internet(TM) uses the  proprietary Safe Zone Technology(R) to provide a:

 - Controlled and secure environment that is safe for children
 - An effective security product that is easy to install and to use
 - Internet communications for children including secure e-mail
 - Fun, entertaining, age appropriate children's content
 - A user-friendly customized browser that is easy to navigate
 - An educationally based Internet search engine

The Children's Internet(TM) has age-appropriate content for each of four different age groups:

 - 3 to 5 year olds;
 - 6 to 8 year olds;
 - 9 to 11 year olds; and,
 - 12 to 14 year olds.
					16

OUR WEBSITE

Our corporate website is www.thechildrensinternet.com. Our website functions as a promotional and sales tool where we provide product information, post press releases, provide an online inquiry form where the public can request a "free 30-Day trial" of The Children's Internet, and see a fully animated, interactive demonstration of the product.

KIDSAFENET.COM

Our product was previously promoted by www.kidssafenet.com, a web site owned and operated by Tim Nash who was an independent authorized distributor of The Children's Internet(R). However, on July 15, 2003, Mr. Nash terminated his distributorship with us and has taken down his web site, www.kidssafenet.com. Mr. Nash is also one of our shareholders. We do not have any authorized distributors of our product at this time.

CHILDREN ONLINE

Nearly three-quarters of adults (71%) are extremely concerned about children's Internet habits and believe that careful adults' supervision is needed. (Pathfinder Study by Arbitron NewMedia. July 1999.) Fifty-six percent of adult non-users agree that the Internet is a dangerous thing. (Pew Internet & American Life Project "The Ever-Shifting Internet Population" April 16, 2003.)

A Grunwald Associates survey found ("Children, Families, and the Internet 2000," June 2000 Grunwald Associates):

 - Children spend between 6 and 10.5 hours per week on the Web.
 - Only 41% of parents set up computers to limit where their children travel on the Internet.
 - 89% of sites collect personal information from children.
 - Only 23% of websites tell children to ask their parents before giving out family information.
 - 64% of US families have computers at home
 - 3/4 of all US teenagers are currently online


One in 5 children who use the Internet to socialize reported being approached for "cybersex" and 1 in 4 children have received unwanted exposure to sexual pictures online. ("Report Statistical Highlight," National Center for Missing and Exploited Children, Crimes Against Children, Research Center and Office of Juvenile Justice and Delinquency Prevention, June, 2000.) The increasing amount of content devoted to harmful and unwholesome subjects can keep children from learning and using this necessary, exciting and resourceful technology.

In addition to these statistics, the online pornography industry continues to thrive with some calculations estimating that there are more than 12 million web pages devoted to pornography. ("Accessibility of Information on the Web," Lawrence and Giles, Nature, July 1999, p. 107.) Websites promoting hate, child pornography, illegal activity and violence are increasingly abundant as well. Between the months of February 2001 to July 2001 there was a 345% increase in child pornography websites. (N2H2, Inc. press release, August, 2001.) In spite of law enforcement agencies across the country stepping up their efforts to stop predators from using the Internet to communicate and attempt to lure children from their homes, there are hundreds of cases of cyber-crimes against minors. Another alarming statistic which proves that children need to be protected while online is that children spent 64.9% more time on pornography sites than they did on game sites in September 2000. (Source: "The NetValue Report on Minors Online." Business Wire. (taken from study by NetValue, Internet activity measurement service) December 19,2000.) It is clear that children need protection and guidance when using the Internet.

AT SCHOOLS

In addition to the inherent need for safe Internet access for consumers' use at home, schools are mandated by law to implement Internet security measures for their students. On January 8, 2002, President Bush signed into law the "No Child Left Behind Act of 2001," re-defining the federal role in K-12 education based on some basic principles: safe Internet access, stronger accountability for results, enhanced collaboration between teachers and parents, and improved academic achievement. These main points are backed by $26.5 billion in federal funding through 2006. School districts will have to submit annual "report cards" showing a school's achievement through standardized test scores and validate teachers' technological qualifications. The law stipulates that the "staff will be replaced" - if the achievement results are not improved by 2006.

INTERNET SECURITY FOR CHILDREN

The Internet provides easy access to a vast array of information resources and services in addition to enabling communication between people and organizations around the world. Unfortunately, this feature of the Internet can pose serious problems for children and their parents. Left unprotected, children can access sites that are not appropriate for them. Many parents have serious concerns about their children accessing sites that contain pornography, profanity, violence, extreme political views, racism and information on subjects such as manufacturing explosives or drugs. Statistics confirm that nearly 2/3 of U.S. families with children under the age of 18 are more likely to access the
Internet (62%) (Internet Commerce & Communications Division; Information Technology Association of America, February 2002) Of parents with computers, roughly one out of five (17%) report they do not have Internet access due to safety concerns for their families. (Jupiter Communication survey, June 1999) Parents are also concerned that their children may enter unsupervised chat rooms where children can be exposed to objectionable language or ideas. These unsafe chat rooms can be havens for sinister individuals who prey on children by disguising themselves as another child.

Parents have relatively few good options available to them for protecting their children from harmful materials on the Internet. Parents have attempted to address their concerns over Internet security for their children in a number of ways:

 - Constant parental monitoring;

 - Prohibiting Internet access;

 - Commercially available filtering and blocking software; and

 - Limiting access to only children's sites.

While there are currently a number of Internet products on the market for children, none of these approaches give a realistic or total solution.
All of these approaches have serious drawbacks for both children and their parents.

The constant vigilance required of parents to monitor all of their children's Internet activities poses tremendous challenges to parents. Parents cannot always available to monitor children's Internet access at those times when children want or need to be on-line. This creates frustration for both parents and children and can have the unintentional effect of limiting children's access to the Internet.

Total denial of Internet access is an effective means of keeping children safe from harmful materials on the Internet. Unfortunately, it also denies children access to the many benefits that the Internet has to offer. Therefore, the tactic of denying Internet access can prove to be crippling to the enrichment of children's knowledge by eliminating this increasingly valuable resource. It also inhibits the development of their skills essential in a technologically based society.

We believe that most parents would allow their children to have access to this unique resource if their security concerns were adequately addressed.

Filtering and blocking software attempts to prevent the user from accessing websites that have pre-defined objectionable words or phrases. These programs can be purchased by consumers and loaded onto a personal computer. Depending on the vendor, filtering and blocking software varies greatly in its ability to block undesirable material. Some of the problems with these software programs are:

1. The security interfaces are generally fairly simple to bypass, allowing the child to exit the program at will. For example, some filtering programs can be bypassed simply by typing in the URL address of any site on the Internet.

2. Filtering and blocking programs do not have the capability of successfully evaluating sites for appropriate content. Educational sites are sometimes blocked because of a misinterpretation of content by the software's logic program. For example, a search for information on breast cancer would routinely be filtered out since the word "breast" is within the text and hence blocked by the filtering software.

3. The company creating the software arbitrarily establishes keywords and topics. The values of the software maker may not reflect the values of the purchaser. Depending on the religious/political/social leanings of the company, the child may be prohibited from accessing relevant/appropriate information.

4. Filtering programs are incapable of matching the dynamics of the Internet. Each of these software packages relies on a static database of key search terms that are stored on the user's system. As websites are added to the Internet or are changed, these databases must be updated. The present rate of update is only once per month for many programs, which limits their ability to block new websites. Also, these products are incapable of evaluating photographic content.

5. Another security flaw is that most files are stored on the user's computer, which allows the possibility for tampering or removal of files in an effort to bypass the security program. Such tampering can cause the system to malfunction. Computer savvy children can also modify activity logs, thus eliminating evidence of sites visited.

6. Some ISPs or on-line services such as AOL offer security software. Most of these features can be easily by-passed by simply turning off the child security feature.

There are several Internet services that are focused on children. These sites generally have significant limitations with respect to child security:

1. Content Sites. These sites contain content directed toward children but do not necessarily provide security. Some of the major sites, such as Disney and Nickelodeon's Noggin, utilize proprietary characters and products and stress co-marketing between their Internet sites and their television and movie offerings but lack security features. Other minor sites offer original children's content but also lack security features or search engines.

2. Children's Search Engines. Children's search engines enable children to search for Internet resources from a pre-selected database of children's sites. These search engines do not offer a security feature. As a result, children have access to the Internet at large and can access sites that contain objectionable material. Other search engines have a large selection of prescreened sites, but offer no categorization of content by age.

3. Closed Sites. These sites offer original content and access to a limited number of partners' Internet sites. However, these sites have no Internet access and, therefore, children cannot take advantage of the relevant, timely information offered in a real-time Internet environment.

4. E-Commerce Sites. These sites are designed to sell products or services to children. They contain neither security features or search engines.

Another option available to parents is to access the Internet through a secure ISP. A secure ISP uses filtering software, which prevents the user from accessing offensive materials. The software resides on the ISP server rather than on the user's computer, which prevents the user from disabling the software. This approach restricts not only children but their parents' use of the Internet as well. We believe that the inability of parents to customize the filtering software to allow them to have greater Internet access than their children is a significant drawback to the secure ISP. The secure ISP also suffers from many of the same weaknesses inherent in filtering and blocking software.




LACK OF COMPREHENSIVE INTERNET PRODUCTS FOR CHILDREN


Current Internet product offerings for children are either single faceted or lack one or more of the major features which children and parents want in an Internet service. We believe that an effective security feature is the cornerstone of a successful Internet product offering for children. Most parents view security as their primary concern when evaluating Internet usage for their young children.

On the other hand, we believe children have a different set of needs and interests when they access the Internet. Children want an Internet environment that is fun, entertaining, easy to use and contains specific Internet functionality. We believe children want Internet content to be as entertaining as the content they get from television and personal computer software programs. We believe they want to be able to communicate with their friends on-line via e-mail and chat rooms. We believe they also want to be able to search the Internet to help them with their schoolwork or just for fun. As anyone who has used an Internet search engine is aware, the search process can be difficult and time consuming. We believe the frustration level for children when they are faced with the prospect of reviewing hundreds of irrelevant or non-age appropriate sites can be overwhelming.

While there are currently a number of Internet products on the market for children, none of them provides the comprehensive solution that parents and children are seeking. To our knowledge, all currently available products lack one or more of the following essential features that parents demand and that children want:

      - An effective security feature that requires little technology skill to use or install
      -  Internet communications for children including e-mail and chat
      -  Fun, entertaining children's content
      -  Content that is appropriate for a child's age level
      -  An Internet search engine that is easy for children to use

We believe that the absence of a comprehensive Internet product for children has provided an opportunity for a company, like ours that can deliver a product, which meets the unfulfilled needs of this very large and rapidly growing market of children Internet users. We believe the proprietary Safe Zone Technology(R) does provide the most comprehensive and effective solution available today that parents and children are seeking.

TWO DOG NET, INC.

Since 1996, Two Dog Net, Inc. a Utah corporation, has been developing The Children's Internet(R) service and Safe Zone Technology(R) to provide site content, navigation tools, and security designed especially for children and their families. The Children's Internet(R) service is designed to allow children to access the Internet in a safe environment that emphasizes educating children and developing their Internet navigation skills. Two Dog Net has developed and tested the user interface for the two primary aspects of the system: the Internet service's content areas that allows users to search a wide range of topics while teaching Internet navigation skills and the search engine that allows users to perform direct searches only to pre-approved sites on the Internet. The Children's Internet(R) service also provides users with tools for customizing the scope of Internet access for each family member.

OUR STRATEGY

A RICH AND DYNAMIC ENVIRONMENT

Our strategy for attracting new subscribers and retaining existing ones is to provide a dynamic environment that continually enhances the users' experience. A key aspect of this strategy is to deliver rich content and search capabilities coupled with fast download times. We believe that all users, and children in particular, will stay interested in the content matter and search results and therefore spend more time in the Internet environment if download times are fast and responsive. The time users spend on the system will directly impact the value of the areas of the website where sponsors and advertisers are presented.
					21

Rich and entertaining content often involves incorporating multi-media files within web pages. However, these features typically increase download times as compared to text pages or simple graphics. To obtain fast download times, we provide this graphical content to our subscribers via the installation CD-ROM. The CD-Rom will interface with the Two Dog Net website to create a multimedia and interactive Internet environment, enabling users to enjoy an enriched multi-media experience that includes new original content such as games and instructional content with audio, video, and animation.

PROVIDE A SAFE INTERNET EXPERIENCE

In addition to the content provided by The Children's Internet (R) environment, the user can use the Children's Internet search engine to visit pre-approved sites. However, the system is not limited to these pre-approved sites. It is also designed to allow authorized users, e.g. parents, to customize the portal by utilizing the Family Favorites feature to add sites from the Internet-at-large to the sites available to his or her family. Such modifications will be user-specific, i.e. no other subscriber will be affected by any other subscriber's customized changes. Customers cannot remove pre-approved sites from the search engine at this time and we do not intend to add this feature in the near future. We believe that it is not necessary for customers to remove pre-approved sites because the pre-approved sites in the search engine are based on standards set by a recognized educational curriculum and are not offensive or harmful in nature.

PROMOTE PRODUCT AWARENESS

We plan to invest heavily in mass media and public relations to create product awareness in order to build a large user base. In addition to the subscription revenue generated, the number of users and the growth rate of the user base, along with the user time spent on the system, are the key elements in determining the value of the advertising space on our system's web pages. Accordingly, we plan to pursue an aggressive marketing strategy to continuously promote awareness of The Children's Internet (R).

SAFE ZONE TECHNOLOGY(TM)-SECURITY SOFTWARE

The Children's Internet(TM) uses proprietary patent pending Safe Zone Technology(TM). This technology, proprietary to Two Dog Net, offers a number of distinct benefits:

      - Provides online security by controlling all online access to only The Children's Internet(TM) environment (until unlocked by an adult with a password).
      - Allows access only to pre-approved Internet sites, protecting the child from the hazards of the Internet.
      - Provides parents with the ability to customize the system for their children.
      -  Allows  secure  e-mail,  secure private chat and a proprietary, child-
         friendly search engine to function within the security of the system.
      -  Denies children access to  the  home  PC  operating  system  so  those children cannot disable security. Even with its multiple set of features and security, it remains simple for an authorized adult with a password to unlock the security in seconds to access their own Internet application and operating system.

   SAFE ZONE TECHNOLOGY(R) IS MADE UP OF THREE COMPONENTS:


SAFESOCK - This interface is used to connect the customer to The Children's Internet(TM). It is the core piece of security between the three major components of our product: 1) the customer's personal computer 2) the Internet and 3) The Children's Internet(R). When the user requests a communication connection to the Internet it starts the authentication process to gain access to the Internet. This user must enter his/her password to validate their level of access. This level of security is part of the initial login process that the security controls before there is a valid network connection. This prevents any user from logging on to the network and gaining any access without proper security. The Browser module controls Web sites that can be accessed. Access is granted via positive authorization, which is determined by querying lists of pre-approved Web sites. If an individual site is not pre-approved, it is not accessible. The SafeSock "inclusive" approach collects, aggregates, and reviews the "good" sites that are then put on the WHITE LIST of pre-approved sites which is the principle difference on how Safe Zone Technology (R) differs from most competing systems that uses an exclusive authorization system or blocking and filtering systems. Under the "exclusive" system any sites that have not been deemed inappropriate and are not on the unacceptable list or BLACK LIST are assumed to be child-appropriate and accessible. Relying solely on the black list approach is not reliable simply because it does not account for new inappropriate sites that are added to the Internet on a daily basis. In addition this approach is not effective against the trickery of pornographers who create pornographic sites with domain names of innocuous terms commonly searched for by kids such as "toys" or "games". The painstaking process of filtering and blocking out sites and maintaining such a product has proven to deplete resources of such competing companies.


SOCKWATCH - This module runs unobserved on a client computer, monitors the sites that are being browsed as well as other general Internet activity, and creates a log of visited files on the parent's computer. Parents and educators can view the logged information at a later time. Logged information will be able to provide authorized persons the ability to recreate Web-browsing sessions that occurred. The SockWatch Plug-in (a software package that is installed or "plugged-in" into a computer) will initially allow users to maintain activity logs on their home computer.

SOCKSURF - This module is a low-level TCP/IP (Transmission Control Protocol / Internet Protocol) socket interface to programs that have been written to run on the SafeSock Internet server. It mainly involves the user interface programs on the browser Client-side (Remote Computer for the User) and the
Server-side (Company's Internal Server that is running the Safe Zone Technology(R) application) and the related Internet communications protocol that will convey user-entered information to the SafeSock server. It also involves the communications between the Client and Server that allows the Family Favorites feature of the browser to verify Web sites that are appropriate for an individual user of the SafeSock service. Safe Zone Technology(R) is the default security software for The Children's
Internet(TM). Safe Zone Technology(R) loads below the Windows(TM) operating system to protect the home PC with the secure Web browser, 128-bit cryptography and security system. Until the application is "unlocked" by an adult with an authorized password, the user cannot access the Internet through any other browser (i.e.: Internet Explorer or AOL), children can only access the Internet through The Children's Internet(TM). Because The Children's Internet(TM) controls the desktop, the child cannot bypass the security in order to surf the general Internet because the desktop is locked down by SafeZone Technology (R) and it also restricts access to the control panel (except by password), which is where most other security products are easily disabled.

Unlike blocking and filtering software, which can limit and even block appropriate and useful information, The Children's Internet(TM) aggregates content from the Internet and allows live access to Internet sites. Because of the Safe Zone Technology(TM), for instance, students can find relevant, contemporary information on breast or testicular cancer, or Super Bowl XXX without running into broken links, blocked text or any kind of censorship. In addition, our parental customization feature, "Family Favorites" gives control and choice to the parents by allowing them to add sites to their own PC. At the same time, they remain protected and are shielded from encountering inappropriate or harmful content.

Safe   Zone  Technology(TM)    allows  unencumbered  access  to  pre-determined
websites as specified by a defined policy and user customized profiles while, in real-time, prohibiting access to offensive material that does not meet The Children's Internet(R) criteria which conforms to existing rating systems and guidelines as established by national organizations such as the National Parent Teacher Association (PTA), Recreational Software Advisory Council on the Internet (RSACI) and the American Library Association. The technology also independently evaluates the large number of sites not as yet rated by these organizations for appropriate content.


Safe Zone Technology(TM)  protects and  optimizes  the  home PC and networked environments. It is built at the control level of network communications and it's the interface between the operating environment of the PC and the servers that control this access at The Children's
Internet(TM).   Safe  Zone  Technology(R)  was  designed to improve
efficiency, security, and the speed of existing communication by locking this control at the radius interface to the network and behind the Window's environment to eliminate security holes and redundancies, while still allowing its user complete flexibility and control to customize the content according to their desires.

Safe Zone Technology(TM) does not use static filtering  or blocking techniques because those approaches are easily broached due to the almost impossible task of continuously having to keep up with the thousands of sites added to the Internet everyday and "block" them from being accessed. Safe Zone Technolgy(R) literally "locks down" a computer so that it will only access pre-approved material. There is no need to vigilantly block out "bad" sites because all of the sites in the search engine are "good" sites. Once a site has been reviewed it becomes part of the pre-approved database and stays locked into the search engine until the automated monitoring program detects a change to the site, at which time that site is taken out of the search engine and is re-reviewed before becoming part of the search engine again. Parents can easily exit The Children's Internet(TM) to enter the Internet at large through the use of a password. However, the Safe Zone Technology(TM)functions as the default security, so each time someone starts up the computer, it automatically guides users to the Internet through The Children's Internet(TM) and the computer is in safe mode.

The materials the customers access in Safe Zone are third party websites. The Children's Internet functions as an Internet search engine that was specifically designed to be focused on children's content and as such is "locked" and secured to only link to pre-approved "child safe" age appropriate content. As a search engine, The Children's Internet can include websites on the Internet appropriate for children in its indexed directory without entering into contractual relationships with the owners of these websites.

ENTERTAINING, FUN AND EDUCATIONAL CONTENT AND FEATURES

In addition to its live aggregated Web content and security, The Children's Internet(TM) is personalized and age specific. We have clustered our content and graphical interfaces into four different age groups, 3 to 5 year olds, 6 to 8 year olds, 9 to 11 year olds and 12 to 14 year olds. Each age group has fun and innovative themes from which to choose. The personalization features allow children to design The Children's Internet(TM) to fit their individual personalities.

The Children's Internet delivers age-appropriate content for each of our four age groups and is aggregating the highest quality live websites for children within these groups. Each child can customize his or her Internet environment by choosing from a selection of age specific homerooms. A large selection of homerooms has been developed to match the varied interests and likes of children from themes such as a tree house or a space age homeroom. From the homeroom, a child can access all the proprietary features of The Children's Internet(TM), including:

      - POPULAR CHILDREN'S WEBSITES. Two Dog Net is continuously aggregating the top quality websites for children to include in The Children's Internet(TM). Children can surf freely within the service and get access to the best learning resources and popular websites designed just for them.

      - E-BUDDS(TM). This is our secure e-mail where children can send and receive e-mail messages from their friends and family. Although secure, E-budds(TM) is not restricted only to users of The Children's Internet(TM). Parents must add desired e-mail addresses to their secure database profile before their child can send e-mail to or receive e-mail from those addresses, but those addresses can be from any email system (hotmail, mindspring, aol, etc.).

      - AFTER SCHOOL LOUNGE. Children can link to some of the best resources and homework help sites on the web.

      - NEWS STAND. This feature provides children with topics of interest to choose from with links to pre-approved news sites. Topics, which are chosen uniquely for each age group, include subjects such as cartoons, sports, fashion, book club, entertainment, music and what's hot - what's not.

      - CUSTOMIZABLE GRAPHICAL CALENDAR. This feature offers the children their own personal daily planner that keeps track of their school schedule, vacations, birthdays, special events and other activities. There is also a feature that explains the meaning of the holidays of each month.

      - DAILY GRAB BAG. A host of our colorful characters deliver humorous or esteem building messages, jokes, riddles or interesting trivia each day - customized for each age group.

      - FUN FACTS OF THE DAY. Daily changing educational facts that are delivered by animated characters in short cartoon segments developed specifically for each age group.

      - GAME PORTAL. A portal for children to select from a variety of Internet games appropriate for their age group that are entertaining and educational.

      - SURVEYS. Children can answer survey questions, such as, "What is your favorite food? - a) pizza, b) hamburgers, c) burritos or d) spaghetti?" and receive instant feedback on how other children in their age group have responded.

      - INCENTIVE SYSTEM. We reward children for partaking in the activities we offer such as answering surveys, learning from the fun facts or surfing the Web. Children collect our cyber coins that we call Diggers and can use them to purchase selected gifts. The more coins they collect and save the better the gift selection.

      - STORYTIME. This feature is one of our portals that provides our younger children, ages 3 to 8, access to books on-line at unaffiliated third-party websites. Some of the book selections on these websites that we link to will read to the children while others are fun for parents or older siblings to read along with the younger child.

      - FAMILY FAVORITES. By simply utilizing the Family Favorites feature, parents can easily customize their children's access based on their family's beliefs, individual needs and interests by adding other websites from outside The Children's Internet(TM) while still maintaining total security.

      - TOPIC BASED LINKS. We have organized children's web pages and sites into a major children's portal with topic-based links to general children's sites, topics of interest such as entertainment, music, sports, movies, health, fashion and educational topics including government, history, literature, etc. We will continually add new content and features to The Children's Internet(TM) to ensure that our service is fresh and inviting for our users and to constantly stay ahead of potential competitors.

      -  MULTI-CULTURAL    INFORMATION.    We   intend   for   The   Children's
         Internet(TM) to be a multi-cultural place where children can learn other languages and experience different cultures all within a safe, age specific, Internet community.

      - DISTINCT CHARACTERS. Appearing throughout The Children's Internet(R) are our mascots, Bango and Baxter, our protector and companion dogs. Each age level also features its own unique characters to enhance the child's experience. These proprietary cartoon characters provide a familiar companion to the child throughout the environment as the child explores areas of interest. In addition, our characters are designed to "grow" with the user as he or she progresses to the next age group within The Children's Internet(TM).

      -  A  SECURE  SEARCH  ENGINE.   The  Children's  Internet(TM)
         search engine is designed to provide children with a fun, safe, easy to use and educational means to access thousands of age appropriate sites on the Internet.
					26

         The search engine utilizes graphical interfaces, which are specifically designed for each of our four age categories. Each child can choose from a number of search themes, designed for their age group, from which to explore the Internet. Theme pages offer children three ways to perform an Internet search.

         The first is the GRAPHICAL SEARCH, which uses animated graphical topics. These topics are nestled in a richly animated environment that is alive with sound and color specifically designed around the topics and age groups. We choose topics that we believe will encourage children to investigate the good things the Internet has to offer. For example, in the three to five year old category we offer subjects like bugs, telling time, cartoons, ABC's, and music. For the 12 to 14 year old age group topics include space, hobbies, body systems, famous speeches and people. Both the graphical theme pages and search topics will change periodically to keep The Children's Internet(TM) fresh and interesting.

         The second means of performing a search is through a DIRECT SEARCH. A child types in a word, such as car, and the search engine returns all sites in our secure database relating to cars.

         The third method of searching is a category search called BAXTER'S SMART SEARCH. The foundation for the category search is based on the educational standards and curriculum guidelines as set by the Mid-continent regional Educational Labs (McREL). Baxter's Smart Search lets a child select from a familiar broad range of subjects generally studied in school, then select from another subset of categories to help a child further define their search until the desired information is found. The category search is an essential part of instilling time management skills by enabling children to locate sites quickly and easily on specific topics without the frustration of wading through thousands of irrelevant Internet pages. Baxter's Smart Search helps to build a child's confidence and sense of being "smart" through their achievement of locating their desired information. Our focused search capability is a direct result of our proprietary search engine architecture.

SEARCH ENGINE SITE SELECTION

Providing a level of safety and flexibility beyond traditional blocking and filtering products, Two Dog Net, Inc. uses it's proprietary Safe Zone Technology(R) to allow children to benefit from and enjoy the Internet without compromising their safety or online activities. Consumer Reports in October of 2001 tested six popular blocking and filtering software products as well as parental controls on a popular ISP. Consumer Reports found that the security generally failed to block one out of every five sites deemed objectionable. Unlike these products, The Children's Internet(R) service relies on Safe Zone Technology's(R) "screening and locking" technology. This technology provides a secure and "locked down" environment while allowing unrestricted access to thousands of pre-selected Web sites and pages that have been "screened" and reviewed by Two Dog Net, Inc.'s content staff and then "locked" into The Children's Internet search engine database.

					27

The Children's Internet(TM) aggregates content from the Internet and allows unlimited live access to sites. In addition, the software allows parents to customize the service by bringing in live sites and pages from outside of The Children's Internet as they see fit for their individual child. The comprehensive search engine has hundreds of thousands web pages in the secure database, and it is anticipated that it will continue to grow.

The search engine was built on the belief that a search engine for younger children should not be burdened with millions of irrelevant and unsuitable sites that make searching very time consuming and frustrating for children, but rather safety, quality, age appropriateness and ease of access are the most important features of a child's search engine.

Two Dog Net, Inc. developed their selection criteria and process that enabled them to choose only sites that have good quality content, are free of objectionable material and are appropriate based on existing rating systems and guidelines as established by national organizations such as the National Parents Teacher Association (PTA), RSACi or Recreational Software Advisory Council on the Internet and the American Library Association. The content staff also independently evaluated the large number of sites not as yet rated by these organizations for appropriate content. These sites were reviewed and chosen by their staff of educational consultants from 1999 through 2001. After the difficult and labor-intensive task of building the integral foundation of the search engine was complete Two Dog Net, Inc. downsized its content staff and has since focused its efforts on maintaining the database. Maintenance of the search engine is accomplished through a process of automated programs and limited human review as described in the section below, "Search Engine Architecture and Maintenance."


SEARCH ENGINE ARCHITECTURE AND MAINTENANCE

Two Dog Net, Inc. initially had a team of "content watchdogs" made up of teachers, educators and other qualified reviewers who personally screened each Internet site accessible through The Children's Internet. These content watchdogs first ensured that the site was safe and wholesome. Then they screened for learning and entertainment value and indexed each site according to its age-appropriateness and relevance to curriculum standards. Two Dog Net, Inc. follows the curriculum guidelines set by Mid-continent Regional
Educational Laboratory (McREL). McREL is one of 10 regional educational laboratories (REL's) sponsored by the Office of Educational Research and Improvement (OERI) of the U.S. Department of Education and has received international recognition for its comprehensive compendium on the identification and articulation of content standards and benchmarks.

Two Dog Net's team of educational consultants designed the architecture of the search engine to generally correspond to the school curriculum for children of each of the four age groups. The search engine is structured differently for each of the four age groups. As a result, the categories appearing on the search area for younger children will be different from those for the older age groups to reflect their different educational levels and interests.

There are two servers involved with the search engine maintenance. The Public interface is working on a DEC 4100 using a customized and modified version of the Altavista Search Engine licensed software package and the Proxy server is home to the private interface. The private server updates the pages and checks the links and updated pages. The private server builds new page files with all changes and new pages for both the old and new sites that have been created after the last update. This process checks content on the private server and deletes unwanted content before it is moved over to the Public search engine which is accessed by The Children's Internet subscribers.

					28

The process of adding and deleting sites works within the private search engine. The coding of the topical and smart searches is an intermediate set of programs that inserts codes into the pages that are then accepted by the staff working on the maintenance and updating process.

A QUICK, RICH MULTIMEDIA ENVIRONMENT

We make heavy use of animation and sound throughout The Children's Internet(TM) to make the environment entertaining for children and to maintain their interest. Our focus groups have confirmed our belief that children are generally visually oriented and that sound and movement are major factors in keeping children interested in the content and search results. We also learned that fast response times are important in maintaining a child's interest. Animation and sound are not extensively used over the Internet because sending large multimedia files can significantly slow down response times.

To obtain faster response times, we will periodically provide new content to our subscribers via CD-ROM. This includes the background screens for the homerooms and the search engine screens, all of which contain vivid content, animation and sound. These files are downloaded from the CD to the hard drive of the user's personal computer and upload from the hard drive almost instantly. The user's personal computer interacts over the Internet with our host server. The server is able to deliver to the user content that is customized for each child and changes daily. This combined method provides users with a rich, interactive experience with fast response times.

HARDWARE AND INFRASTRUCTURE

We have the rights to The Children's Internet(TM) technology from an agreement with Two Dog Net the developer of the technology. The agreement covers the use of the technology and the use of hardware and software currently owned by Two Dog Net on which The Children's Internet(TM) operates. Future upgrades to the equipment for expansion and modernization will be our responsibility.

Our bandwidth provider is Tri-Valley Data Center. Tri Valley Data Center provides us with10 Mbps (Mega bytes per second) with expandability of up to 100 Mbps (Mega bytes per second) from two separate carriers, Time Warner and AT &T, for redundancy and back-up precautions.

MARKETING AND SALES

We plan to have two sources of revenue:

1. Retail Sales- selling monthly subscriptions to the Children's Internet(R) service directly to consumers; and
2. Wholesale Distribution- selling The Children's Internet at the wholesale prices to ISPs to re-sell to their current ISP customers.

Customers will pay for the service each month electronically via credit card or debit card. When the ISP is an authorized wholesale distributor of our service, the ISP will pay us monthly in one bulk payment for all of their customers subscribing to the service and then they will bill and collect the monthly subscription fee from each of their individual subscribers. If an individual acquires the service directly from us, we will automatically bill for the service each month. Initially we intend to use an Internet billing service to provide that service. To reach the approximately 55 million US households with children, we will invest in television supported by radio and print advertising as well as public relations activities to generate a high level of product awareness.
					29

Although we originally planned to offer dial-up services to our customers, on June 11, 2003, Two Dog Net's third-party dial-up services provider, changed its pricing to a cost prohibitive structure that made it impossible for us to continue with our sales plan. Because of this, we are no longer offering wholesale dial-up services to ISPs. Therefore, our customers will be ISPs or customers who already have existing Internet access.

Our management believes that adding multiple forms of media to an advertising campaign raises total response. A combination of different media increases results because different people respond to different stimuli and reinforces the advertisers' messages.

All of our marketing efforts, regardless of the medium, will integrate references to The Children's Internet(R) website. Integration of the website in all marketing will encourage prospective users to test the product, and eventually to order the product online.

Selling   and   marketing   are   core   competencies    at    The   Children's
Internet(TM).   We    will    focus    our   sales  and marketing  programs  on
two distinct yet related areas.

Using the ISPs' current customers as a base, we will market The Children's Internet(TM) to those users as well as seek new users. Our sales effort with ISPs encompasses the utilization of third-party sales organizations. On August 14, 2003, Infolink entered into two separate agreements with us: (i) an Independent Sales Agreement; and (ii) a Licensing Agreement. These agreements give Infolink the right to sell The Children's Internet(R) software. Second, we will focus on establishing long term, value-driven relationships with:

      -  Parents and Children
      -  The School Market: School Administrators and Teachers

Children are the single fastest growing segment of Internet users today. Despite this fact, there is an ever-increasing amount of content devoted to harmful and unwholesome subjects that can damage children and inhibit them from learning while utilizing this exciting, resourceful technology. Of the 174 million Internet users in America, 90% of that amount are children and teenagers (ages 5 to 17). (U.S. Internet Population Continues to Grow" Cyber Atlas, Jupiter Media Corporation, February 6, 2002) In 2000, children 12 years and under influenced the household spending of over $600 billion. (McNeal, James (2001). Quoted in McDonald M, Lavelle M. Call it 'kid-fluence'. U.S. News & World Report, July 30, 2001, p.32.)

Careful development of the right message is of critical importance to the success of our marketing efforts and to the accomplishment of our financial objectives short and long term. Our commitment is to the ongoing testing and refinement of our message and our media mix. Initially we envision both local and regional rollouts prior to a full-scale national program. In most cases, test programs are most successful when staged over 3 to 4-month timeframes. Our methodology will develop a program, launch the program, evaluate, refine and continue forward based only upon having received quality customer feedback.

					30

Our overall business and marketing strategy consists of the following key elements:

      - GENERATE PRODUCT AWARENESS. We will implement an integrated marketing communications and sales strategy that continuously promotes awareness of The Children's Internet(TM).

      - BUILD BRAND EQUITY. We are dedicated to establishing and building our brand names, and our future plans include marketing and The Children's Internet(TM) branded products based on our proprietary animated characters.

      - ESTABLISH LUCRATIVE STRATEGIC ALLIANCES. We believe that strategic alliances, joint ventures and other similar arrangements will be
         important  elements  in  The Children's Internet(TM).   We
         intend to attract a select group of high quality marketing sponsorship alliance partners by offering them outstanding cross-promotional and visibility programs through an alliance with The Children's Internet(TM).

CONSUMER MARKETING AND SALES

We are authorized to use a 30 minute infomercial produced by Two Dog Net describing The Children's Internet(R) service. The infomercial will be the cornerstone of our consumer-marketing program. This direct response-marketing vehicle provides a number of advantages including: a direct sale opportunity, brand development, cost effectiveness, and rapid market response (feedback).

The infomercial will serve three benefits in our marketing mix: as a primary source to generate qualified leads, a sponsorship tie-in vehicle and a significant brand recognition tool. We will utilize the infomercial to support our dial-up small ISPs, (building new users for them) as well as attracting new small ISPs. We believe a multi-tiered approach with the infomercial supported by varied marketing campaigns will be highly effective for us.

We will reach parents through an integrated marketing plan that leads with the infomercial and supported by traditional marketing venues such as radio and print. The infomercial includes powerful testimonials from non-biased "experts" like the FBI, the FCC Chairman Bill Kennard, and IBM's Director of Educational Services. The infomercial validates the dangers on the Internet, while simultaneously reinforcing the educational value and need of The Children's Internet(TM).

SPONSORSHIP SALES, ADVERTISING BANNER SALES AND E-COMMERCE

Sponsorship Sales: We intend to present sponsorship opportunities to large consumer driven companies that focus on the specific demographic markets of children and/or their families. We intend to incorporate sponsor specific content into users' primary age-specific Web pages or on other high traffic
areas of The Children's Internet(TM).   Our  goals  are  to provide
each sponsor with a targeted audience, and to provide value-added marketing tools to increase both sales and brand equity.
					31

We intend to create a premier sponsorship program for our corporate sponsors. Premier sponsors on The Children's Internet(TM) will have unique benefits  over  traditional sponsorships.  Utilizing our infomercial expertise,
sponsors  will  be   able  to  create  multi-media,  TV-like  commercial  spots specifically formatted to "air" on the Internet, otherwise known as Intermercials{copyright}, which will appear in different areas of The Children's Internet(TM).

The  Children's Internet(TM) has opportunities  for  events,  cross
promotions,    tie-ins    and   long   term   relationships.   The   Children's
Internet(TM) will seek to attract market leaders in key categories.

Advertising Banner Sales: Our primary sales effort will be to develop sponsorship relationships. A secondary effort will be traditional Internet banner advertising. Because of the nature of The Children's Internet(TM), in which children are automatically directed to and locked into the service, advertisers are more likely to receive a higher traffic volume of their target audience than most other potential advertising sites.

E-Commerce Partnerships: In the past year, the Internet has become a generally accepted medium for the sale of products and services ranging from books and CD's to airline and event tickets.

This widespread acceptance of the Internet as a shopping venue for the public at large opens great opportunities for The Children's Internet(TM).
We are searching for companies that wish to establish a presence on the Internet for the sale of their products to our target audience or our user base. The Children's Internet(TM) has the advantage of being able to design content sites targeted at the specific user for specific categories of product sales. For example, we may design a music store in which children can listen to new CDs and purchase the CD online. We may create a toy store in which children view new toys, try them out and drag icons of specific toys they want to their own holiday wish list. Parents will be able to view this list and purchase online the exact toys their child has requested.

We have not yet made any sponsorship sales or advertising banner sales nor have we entered into any e-commerce partnerships, and we can offer no assurance that we will ever successfully do so. However, we hope to derive revenues from these activities if we are successful.

PUBLIC RELATIONS

Public relations activities will combine events, special promotions, and other integrated marketing strategies with traditional media relations with the objective of remaining top-of-mind with consumers and media. We will work with our strategic partners, where possible and appropriate, to maximize resources and obtain optimum media coverage.

We intend to:

      -  Promote a Children's Internet Safety Week.
      -  Build relationships with school districts on a countywide basis.
      - Establish educator relations program designed to update educators on the latest in Internet technology, including a comprehensive Educator's Kit and media relations initiatives.
      - Encourage use of The Children's Internet(TM) in classroom settings day in and day out.
      - Partner with targeted organizations consistent with The Children's Internet(TM) overall business direction.
      - Position wherever possible, The Children's Internet(TM) to be the "market leader" in safety on the Internet for children; continually pursue opportunities to place our management as speakers in appropriate safety and educational forums.
      - Provide news bureau services and announcements of developments within our company (partners, content, features, etc.).

					32
ONLINE PROMOTION

With the use of permission marketing, we will allow our best prospects and customers to tell us what kind of information they want and will allow from us and we will provide it. Building this type of relationship is fundamental in running successful online and traditional direct selling programs. We are after long term relationships with our customer base. It is our hope that children who become users at age four or five stay with us for another five to seven years -- not unlike the loyalty enjoyed by Sesame Street in the 1960s-1990s.

Along with permission marketing, other on-line promotion will include newly developed Intermercials{copyright}. We will create commercials specifically designed for Internet viewing and run them throughout the Internet where there is high visibility of our target audience.

FREE CD DISTRIBUTION

Following the successful software model of free distribution, The Children's Internet(TM) may distribute CD's to appropriate and selected non-
profit organizations and clubs.   This will allow large  numbers  of  prospects
the opportunity to become familiar with our product and services.

SCHOOL ADMINISTRATORS AND TEACHERS

To accomplish our objectives, we intend to employ the following marketing communications programs and elements:

      TEACHER SURVEYS - These surveys will be used to determine technology needs and assess the teachers' understanding of using the Internet as a primary teaching tool. This will also deepen our relationships and visibility opportunities with teachers.

      EDUCATOR'S PACKAGE- This package will contain a comprehensive assembly of key printed informational materials to explain the full array of The
      Children's   Internet(TM)   services   and   products-generic
      brochure, case studies/testimonials, site screen shots, key facts and fundraising oriented promotional materials.

      EDUCATIONAL CONFERENCES- Typically these events attract 3,000 to 6,000 attendees and represent an outstanding direct marketing opportunity to build prospects for our sales and marketing database. Our efforts would include product demonstrations, handouts, and offers to try The Children's Internet(TM).

      DIRECT PRESENTATIONS- This method will involve direct selling to school administrators, technologists, teachers, etc. We will attempt to be represented at key conferences of the PTA nationally and regionally.

      ACTIVE  PARTICIPATION IN SELECTED ADVOCACY GROUPS- This  action  will  be
      designed   to   enable  The  Children's  Internet(TM)'s  high
      visibility among groups concerned and focused on Internet safety for children and the expansion of more useful content for schools. This would involve The PTA, National School Board Association and The National Association of Elementary School Principals.

      EDUCATOR   PARTNERSHIPS-  This  action   involves   designing   long-term
      relationships with respected educational authorities that are highly visible throughout the country.

      EDUCATION MARKET MEDIA RELATIONS- A series of targeted media relations activities has been developed to engage school personnel, parents and children-all around Internet Safety and the uniqueness of The Children's Internet(TM). Media relations will be the foundation used to generate awareness, trial and involvement with our products and services.

The school market is an important vehicle for obtaining product trial by children and awareness of the product by parents. We intend to implement an aggressive marketing program aimed at school districts and a school fund raising program aimed at local schools, parents' groups and PTA's. This would provide not only increased exposure among our target market, but also product trial by the children.

A NEW REVENUE STREAM FOR SCHOOLS - FUNDRAISING

The Children's Internet(TM) has developed a fundraising program for schools  with  The  Children's Internet(TM) as the centerpiece  for local community fundraising  efforts.  The  Children's Internet(TM)
will pay schools or related organizations (PTA or Parents Group) a percentage of the subscription revenue generated from sales of The Children's
Internet(TM)  service   by  the  school  or  related  organization.
Initial interest in this program at focus groups of PTA and Parent Group members has been extremely high. Parents were drawn by the opportunity of selling a product that they perceive to have real value rather than the typical fund raising vehicle of magazines, candy or wrapping paper.

The typical parent group has 5 to 10 members who are dedicated to making their school better for their children. These parents have almost a missionary zeal and can be one of our most effective assets. We will test this method initially with private schools and then expand to the public school sector later on.

PRICING CONSIDERATIONS

The  Children's Internet(TM) anticipates retail pricing  at  $12.95 per month. Presently, there appear to be no specific competitive price barriers or market forces at work. The Children's Internet(TM) brand is capable of exceeding customer expectations, the more the possibility of premium pricing exists.

RESEARCH AND DEVELOPMENT

Based on our agreement with Two Dog Net, we will look to Two Dog Net as our research and development partner and will continue to rely on Two Dog Net to
keep The Children's Internet(TM) technology current.   To date, all
of the research and development efforts have been performed by Two Dog Net.

Over the course of the past six years, Two Dog Net has been focused on the development of Safe Zone Technology(R), The Children's Internet(TM), and the creation of unique user interfaces and
feature  functionality for The  Children's  Internet(TM).   In  the
future, in association with Two Dog Net, we will explore ways to leverage our current knowledge on compatible product enhancements. For example, some of the development may focus on interactive learning systems, a parent's portal, multiple participant interactive games for children, a companion product to The Children's Internet(TM) aimed at the teen market, and on-line books.

We will only begin development of new products after we have successfully launched The Children's Internet(TM) and feel comfortable that the research and development effort will not dilute our focus and resources from the success of The Children's Internet(TM).

WHOLESALE SALES & MARKETING AGREEMENT

On September 10, 2002, we entered into a License Agreement with Two Dog Net, Inc. for an exclusive worldwide license to market and sell The Children's Internet(R) service. We were required to pay Two Dog Net a monthly royalty payment of 7% of net sales of The Children's Internet(R) product. We acquired the license for $2,000,000 required to be paid no later than September 10, 2004. We paid $15,500 of this amount during the quarter ended September 30, 2002.

On November 5, 2002, we amended the License Agreement with Two Dog Net to agree to issue two million shares of our Series A Convertible Preferred Stock in exchange for the long term debt owed to Two Dog Net of $1,984,500 to reduce our long-term debt. However these two million shares were never issued and on March 3, 2003, we replaced the License Agreement with a Wholesale Sales & Marketing Agreement which gives us the exclusive worldwide right to market, sell, and distribute The Children's Internet(R) service and wholesale dial-up Internet service of Two Dog Net. We will pay Two Dog Net a per user charge of $3.00 per month for each user accessing The Children's Internet(R) service. The Wholesale Sales & Marketing Agreement has a term of five years and renews for additional five year terms automatically unless either we or Two Dog Net give written notice of termination of the agreement not less than one year before the end of any five year term.

We have related parties with Two Dog Net as follows:

      - Our President, Chief Executive Officer, and one of our Directors, Sholeh Hamedani, is the sole shareholder of our parent company, Shadrack Films, Inc. Ms. Hamedani was also President of Two Dog Net, Inc., the licensor of The Children's Internet(R) technology until August 1, 2002. Ms. Hamedani also owns approximately 10% of the total outstanding shares of common stock of Two Dog Net
      - Ms Hamedani's father, Nasser Hamedani, is the current President, Chairman and majority shareholder of Two Dog Net

TWO DOG NET, INC.


We currently rely upon Two Dog Net, Inc. to maintain the product, The Children's Internet(R), in its current form. Two Dog Net, Inc. invested approximately seven years in the development of the product and its supporting technologies. Today, because all the research and product development is complete, they have changed their business model accordingly and have downsized considerably. They no longer need to employ technologists, artists, animators, writers, educators, and the respective management to run the business. Currently they operate their business with their Founder and Chairman, Nasser Hamedani, their Chief Technical Officer, Larry Wheeler, an accountant and creative/content director. When it becomes necessary to subsidize their own efforts they retain, on an as needed basis, independent contractors. In the unlikely event that Two Dog Net, Inc. ceases their operations due to circumstances beyond their control we have in place the necessary mechanisms to seamlessly assume their current responsibilities of maintaining the product. We feel confident in our management team's ability and experience to be able to continue supporting the sales of the product.

Aside from their licensing of The Children's Internet(R) service to us, they do not currently license any of their other products and or technologies. Additionally, they do not generate any revenues, or net income besides the revenues derived from the sales of The Children's Internet(R). Two Dog Net, Inc.'s current overhead costs, which continue to be funded through private sources, are minimal and they do not foresee their operating costs significantly increasing.

COMPETITION

In the past three years, competition has significantly declined as many providers have gone out of business.

However, the market for Internet products and services is still highly competitive and competition is expected to increase. There are no substantial barriers to entry in these markets. Although we currently believe that the diverse segments of the Internet market provide opportunities for more than one supplier of products and services similar to ours, it is possible that a single supplier may dominate one or more market segments.

Our management believes that the principal competitive factors in our market are brand recognition, ease of use, comprehensiveness of available content, customization by the consumer, quality and responsiveness of search results, the availability of high-quality, focused value added services, and required technology to offer access to end users with few interruptions. Competition among current and future suppliers of Internet navigational and informational services, high-traffic websites and ISPs could result in significant price competition and reductions in revenues. There can be no assurance that we will be able to compete successfully.

We compete with other providers of security software, information and community services. Many companies offer competitive products or services addressing filtering of Internet content, including, among others, Net Nanny (Net Nanny Software, Inc.), Cyber Patrol (The Learning Company), Cyber Snoop (Pearl Software, Inc.), Cyber Sentinel (Security Software Systems, Inc.), Cybersitter 97 (Solid Oak Software, Inc.), SurfWatch (SurfWatch Software, Inc.), WebChaperone (WebCo International, Inc.), EdView Channel Lock and EdViewsmart Zone (EdView, Inc.) and X-Stop (Log-On Data, Inc.). In addition, we compete with online services such as Yahooligans! (Yahoo!), an Internet navigator designed for children in grades K-12; America Online (America Online, Inc.), which offers parental control options for Internet access; and Disney's Blast Online, which also offers child-oriented Internet navigation. These companies already have an established market presence, and are far ahead of us in gaining market share. Also, entities that sponsor or maintain high-traffic websites or that provide an initial point of entry for Internet users, such as the Regional Bell Operating Companies or commercial online services such as the Microsoft Network ("MSN") and America Online ("AOL"), currently offer and could further develop, acquire or license Internet search and navigation functions that could compete with our product.

Many  of  our  existing  competitors,  as well as a  number  of  potential  new competitors, have significantly greater financial, technical, marketing and distribution resources. In addition, providers of Internet tools and services may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies, such as Microsoft or AOL. Greater competition resulting from such relationships could have a material adverse effect on our business, operating results and financial condition.

EMPLOYEES AND CONSULTANTS

We currently employ five employees, Sholeh Hamedani, Soraiya Hamedani, Roaya Hamedani, Jamshid Ghosseiri and Tyler Wheeler. Additionally, we have retained Jim Lambert as a consultant. We do not anticipate hiring any additional employees during calendar year 2003. We hire independent contractors on an "as needed" basis only. We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory.

PROPERTIES

On June 30, 2003, we entered into an oral sublease agreement with Hill Physicians Medical Group, Inc., a California corporation to continue to occupy office space consisting of 2,759 square feet. The term of this sublease commenced on July 1, 2003 and will expire on January 31, 2004. The base rent is $3,200.00 per month.

PATENTS AND TRADEMARKS

Our success is dependent on the proprietary technology from Two Dog Net, Inc. that we market and sell. The proprietary technology underlying The Children's Internet(R) service is owned by Two Dog Net, Inc.. We do not have any patents, pending or otherwise. Following is a list of the intellectual property we have the rights to use from Two Dog Net, Inc.:

      -  "The Children's Internet(R)" registered trademark;
      -  Safe Zone Technology(R) registered trademark;
      -  The Safe Zone Technology(R) software patent application pending; and
      -  "Two Dog Net(TM)" trademark.

"Children's Internet" is a service mark of Two Dog Net, Inc. and was registered with the U.S. Patent and Trademark Office on October 9, 2001 as Registration Number Serial Number 75378450. We do not hold any registered service marks or trademarks.

Two Dog Net, Inc. filed U.S. Patent Application No. 08/971,447 for the Safe Zone Technology(R) software on or about December 1, 1997 and on or about November 20, 2000 they filed a continuation application. They have advised us that there is no assurance that the patent will ever be issued and that the patent application process may continue through the year 2004.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we cannot determine the extent to which piracy of our software products exists, such piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet. Some courts have held that shrink-wrap licenses, because they are not signed by the licensee, are not enforceable. In addition, there can be no assurance that patent applications filed by Two Dog Net, Inc. will result in patents being issued, and any patents that may be issued to it in the future, will afford protection against competitors with similar technology; nor can there be any assurance that patents issued to Two Dog Net, Inc. will not be infringed upon or designed around by others or that others will not obtain patents that we would need to license or design around. Impairment of our intellectual property rights could negatively affect our business or could allow competitors to minimize any advantage that our proprietary technology may give us.

LITIGATION

We are not engaged in any legal proceedings and are not aware of any pending or threatened litigation that could have a material adverse effect on our business.

                                  MANAGEMENT

      Our directors and executive officers are as follows:

Name              AgePosition
Sholeh Hamedani   35 President, Chief Executive Officer, Chief Financial Officer
                     Chairman of the Board of Directors
Jamshid Ghosseiri 63 Secretary, Director
Tyler Wheeler     32 Chief Software Architect, Director
Roger Campos, Esq.56 Director
Dale Boehm        34 Director

MS. SHOLEH HAMEDANI, has been our President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board since August 23, 2002. From May 2002 through the present, she has served as the President, CEO and founder of Shadrack Films, Inc., our parent company. From July 1995 to August 2002, she was President and co-founder of Two Dog Net, Inc., a security solutions provider and software developer. She was responsible for managing product development of new technologies, as well as creating and implementing their marketing strategies. Ms. Hamedani's experience includes local and national advertising campaigns on television, radio, and print as well as producing, scripting and directing educational video programs and television infomercials. Prior to Two Dog Net, Inc., Ms. Hamedani was part of the founding team at SyberVision Systems in the Production and TV Media Department from 1985 to 1989. Ms. Hamedani attended California State University, Hayward majoring in Business Administration from 1985 to1988.

MR. JAMSHID GHOSSEIRI has been a director since August 23, 2002 and Secretary since January 2, 2003. From January 9, 1989 through the present, he has served as Chief of the Microbiology Department at Mt. Diablo Medical Center. Mr. Ghosseiri has over 35 years of experience in the field of clinical microbiology and research in infectious diseases. He received a B.S. from San Jose State University in 1966 and completed his Post Graduate Studies in Infectious Diseases at Stanford University in 1969.

MR. TYLER WHEELER has been our Chief Software Architect and a director since August 23, 2002. He co-founded Micro Tech Systems in 1989. In 1993, he and his father founded Integrative Systems, Inc., a hardware and software computer consulting firm. From January 1996 to August 2002 , Mr. Wheeler served as Vice President of Technology at Two Dog Net, Inc. a security solutions provider and software developer. Mr. Wheeler completed a BA in Finance and Business Law at California State University, Fresno in May of 1996.

MR. ROGER CAMPOS, ESQ. has been a director since August 23, 2002. Mr. Campos received his J.D. (law) degree in June 1972 from the United States International University (San Diego, CA) and received his BA in June of 1969 from the University of California at Santa Barbara. From February 2002 through the present, he serves as President and CEO of the Minority Business Roundtable, a national membership organization, based in Washington DC, for CEOs of the nation's largest minority-owned companies. From January 2000 to February 2002, Mr. Campos was Executive Director of the Minority Business Roundtable. From January 1997 to January 2000, he served as Vice President of government relations for the Hispanic Association of Colleges and Universities. Mr. Campos provides consulting services in the areas of contracting, marketing, and business transactions.

MR. DALE BOEHM has been a director since August 23, 2002. Since March 17, 2003 continuing to the present Mr. Boehm is the President of MasterLink Corporation. MasterLink Corporation is a project management based professional services organization with a focus on network and system integration, carrier services brokering and network management services. From September 2002 continuing through today Mr. Boehm is the Founder and President of Caspian Technology Concepts, a consulting firm specializing in network management services. Previous to this, Mr. Boehm served as Director of Sales at Qwest Telecommunications, Inc from July 2001 continuing until August 2002where he was responsible for 90+ direct reports and all of the revenue in the National Accounts division in Illinois and Wisconsin. From December 2000 to July 2001, Mr. Boehm was the Regional Vice President of Central Region Sales at OneSecure Inc., a managed security services provider enabling clients to co-manage firewalls. Mr. Boehm was Regional Vice President Enterprise Solutions of GlobalCenter from November 1999 through December 2000 prior to its sale to Exodus. He was also the Manager of IP Network Solutions at AT&T from February 1997 through November 1999. From January 2000 through the present, Mr. Boehm has been an instructor of TCP/IP, Business-to-Business e-Commerce, and IP Technology programs at the University of Wisconsin-Milwaukee where he is the Chairman on the Executive Steering Committee for the University Outreach Program. He is also a member of the Information Systems Security Association
(ISSA)(R). Mr. Boehm received his Certificate of Telecommunications Analysis from the University of Wisconsin-Milwaukee in 1994 and is currently enrolled at Concordia University, Mequon, Wisconsin for a Bachelor of Arts, Management & Communication degree.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.


MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no committees of the Board  of  Directors.   The  Board  of
Directors held three meetings in fiscal 2002. All Directors attended at least 75% of the meetings of the Board of Directors.

                            EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION

All decisions regarding compensation for our executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to our success, any significant changes in role or responsibility, and internal equity of pay relationships.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation earned by or paid to the executive officers for the last three fiscal years. None of our officers earned more than $100,000 in the last three fiscal years.

                                     ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                                          Awards                    Payouts
                 Year                   Other    Restricted     Securities       LTIP      All Other
                                        Annual      Stock       Underlying      Payouts  Compensation
                       Salary   Bonus   Compen-    Awards	Options/         ($)        ($)
                        ($)      ($)    sation      ($) 	  SARs
                                         ($)                      (#)

Sholeh Hamedani, 2002 $ 90,000[1]$0      $0          $0             -0-           $0          $0
President,
CEO, CFO

Alan Schram,	 2002 $142,848   $0      $0          $0             -0-           $0          $0
President,
Secretary and
Treasurer[2]     2001 $      0   $0      $0          $0             -0-           $0          $0

Hagit Bernstein, 2000 $      0   $0      $0          $0             -0-           $0          $0
President and
Secretary[3]     1999 $      0   $0      $0          $0             -0-           $0          $0

Raphi Shram,     2000 $      0   $0      $0          $0             -0-           $0          $0
Treasurer[4]
		 1999 $      0   $0      $0          $0             -0-           $0          $0


1 Accrued unpaid and was contributed to capital as of December 31, 2002. 2 Resigned August 12, 2002.
3  Resigned January 1, 2001.
4  Resigned January 1, 2001.

No options or SARs where granted to any executive officers.

EMPLOYMENT AND RELATED AGREEMENTS

We have not entered into any employment agreements.

                            PRINCIPAL STOCKHOLDERS

The following table sets forth the shareholdings of those persons who: (i) own more than 5% of our common stock as of August 20, 2003 with the number of outstanding shares at 2,287,755; (ii) are our officers or directors; and (iii) all officers and directors as a group:









                NAME                NUMBER OF   PERCENTAGE    PERCENTAGE
                       			       BENEFICIALLY  BENEFICIALLY
					       OWNED PRIOR  OWNED FOLLOWING
                                     SHARES    TO OFFERING[1]                         MAXIMUM OFFERING5
Sholeh Hamedani, President,        1,166,755[3]    51.0%                                18.6%
CEO, CFO, Director[2]
Jamshid Ghosseiri, Ph.D.,              -0-           -0-                                  -0-
Secretary, Director[2]
Tyler Wheeler, CTO, Director[2]        -0-           -0-                                  -0-
Roger Campos, Esq., CTO, Director[2]   -0-           -0-                                  -0-
Dale Boehm, Director2                  -0-           -0-                                  -0-
All Officers and Directors as a
group (5 people)                    1,166,755      51.0%                                18.6%
Shadrack Films, Inc.                1,166,755[3]   51.0%                                18.6%
Steve Sowieja2                        210,000[4]    9.2%                                 3.3%[6]

1 Except as otherwise  indicated,  we  believe  that  the  beneficial owners of
  Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
2 c/o 2401 Crow Canyon Road, Suite 201, San Ramon, California  94583.
3 Consists of 1,166,755 shares of common stock owned by Shadrack Films, Inc., our parent company, of which Sholeh Hamedani is the sole shareholder.
4 Includes 100,000 shares of common stock held in the name of Cities Electric. Steve Sowieja is the principal of Cities Electric.
5 Assumes the sale of all 4,000,000 shares of common stock being offered by The Children's Internet, Inc. in this offering resulting in 6,287,755 shares of common stock being outstanding.
6 Assumes that Steve Sowieja does not sell any of the shares beneficially held by him in this offering. Steve Sowieja is also listed as a selling shareholder in this prospectus and in the event he sells shares, his percentage of ownership would be decreased.

                             SELLING STOCKHOLDERS

1,118,500 shares of common stock offered under this prospectus may  be  sold by
the  holders.   We  will  not  receive any of the proceeds from sales of shares offered under this prospectus by stockholders.

All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any attributable to the sale of shares by selling stockholders will be borne by the stockholders.

The selling stockholders are offering a total of 1,118,500 shares of our stock common stock. The selling stockholders are not affiliated with broker-dealers. The following table sets forth:

      a.    the name of each person who is a selling stockholder;

      b. the number of securities owned by each such person at the time of this offering; and

      c. the number of shares of common stock such person will own after the completion of this offering.

The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus, including the 4,000,000 shares being offered for sale in this offering by The Children's Internet.

SELLING STOCKHOLDER                NO. OF SHARES OFFERED  SHARES OWNED PRIOR  SHARES OWNED AFTER
                                                           TO THE OFFERING       THE OFFERING

                                                        NUMBER     PERCENTAGENUMBER PERCENTAGE
Steve Sowieja                                    110,000110,000         4.81%      0        0%
Cities Electric(1)                               100,000100,000         4.37%      0        0%
Reza Mizban                                       71,934 71,934         3.14%      0        0%
Ronald Jones                                      70,221 70,221         3.07%      0        0%
Larry Wheeler                                     68,542 68,542         3.00%      0        0%
Farzin Cigarchi                                   68,508 68,508         2.99%      0        0%
Phoenix Fund Partners, LP (2)                     60,000 60,000         2.62%      0        0%
Leona Holdings, LLC(3)                            58,335 58,335         2.55%      0        0%
Five Star Financial(4)                            50,000 50,000         2.19%      0        0%
Onyx Holdings(5)                                  50,000 50,000         2.19%      0        0%
Alan G. Schill                                    32,160 32,160         1.41%      0        0%
Fouad Batah                                       23,000 23,000         1.01%      0        0%
Norman Shumate                                    20,000 20,000*                   0        0%
William Gonte                                     20,000 20,000*                   0        0%
Jeffrey Parker                                    15,000 15,000*                   0        0%
Marc Williams                                     15,000 15,000*                   0        0%
Richard Kwiecinski                                15,000 15,000*                   0        0%
J. Scott Phillips                                 12,500 12,500*                   0        0%
Jet 1 Profit Sharing(6)                           12,500 12,500*                   0        0%

					43

Charnie Stein                                     10,000 10,000*                   0        0%
J.H. & Eva Leta Colbert                           10,000 10,000*                   0        0%
Joan O'Brien                                      10,000 10,000*                   0        0%
Mark Peltier                                      10,000 10,000*                   0        0%
Paul Michael Perez                                10,000 10,000*                   0        0%
Timothy M. Nash                                   10,000 10,000*                   0        0%
Jill Morton                                        8,000  8,000*                   0        0%
Robert Hannabery                                   6,500  6,500*                   0        0%
Fred & Ardith Frederickson                         6,000  6,000*                   0        0%
Margaret Altman                                    6,000  6,000*                   0        0%
A Nose for Sound(7)                                5,000  5,000*                   0        0%
Aldo Cataldo                                       5,000  5,000*                   0        0%
Bonnie Elzinga                                     5,000  5,000*                   0        0%
Burt Duer                                          5,000  5,000*                   0        0%
Diane Lupo                                         5,000  5,000*                   0        0%
Edward & Sarah Kochevar                            5,000  5,000*                   0        0%
Gina Gubbins-Mather                                5,000  5,000*                   0        0%
Gregory & Susan Schwem                             5,000  5,000*                   0        0%
James & Juanita Allen                              5,000  5,000*                   0        0%
John E. and Margaret L. DeBates                    5,000  5,000*                   0        0%
Judtih Geyer                                       5,000  5,000*                   0        0%
Lloyd & Wilma Jensen                               5,000  5,000*                   0        0%
Luis Eduardo Ortiz                                 5,000  5,000*                   0        0%
Merrill & Ruth Schmieding                          5,000  5,000*                   0        0%
Michael L. Eastop                                  5,000  5,000*                   0        0%
Raymond A Schmitz, Jr.                             5,000  5,000*                   0        0%
Raymond A Schmitz,, III                            5,000  5,000*                   0        0%
Ronald Lee                                         5,000  5,000*                   0        0%
William Scotts                                     5,000  5,000*                   0        0%
Phil W. and Joan F. Ensor                          4,500  4,500*                   0        0%
Attilio Caliendo                                   4,000  4,000*                   0        0%
Ellen S. Frank                                     4,000  4,000*                   0        0%
Valeria Howard                                     4,000  4,000*                   0        0%
Milena Arantes                                     3,500  3,500*                   0        0%
Dharmendra I. Patel                                3,000  3,000*                   0        0%
Ed Hidrogo                                         2,750  2,750*                   0        0%
Bernice Fay Tugman                                 2,500  2,500*                   0        0%
Francesca Caliendo                                 2,500  2,500*                   0        0%
					44

Gary & Merial Henson                               2,500  2,500*                   0        0%
Joseph Ceglio                                      2,500  2,500*                   0        0%
Michael Cutro                                      2,500  2,500*                   0        0%
Ronald Summers                                     2,500  2,500*                   0        0%
Thomas P. Ksiezopolski                             2,500  2,500*                   0        0%
Todd Denenberg                                     2,500  2,500*                   0        0%
Paul G. and Kathie L. Haertling                    2,000  2,000*                   0        0%
Rafael Caliendo                                    2,000  2,000*                   0        0%
Robert Skaggs                                      1,300  1,300*                   0        0%
Edward P. and Patricia E. Morrissey                1,250  1,250*                   0        0%
Robert and Elizabeth Graham                        1,250  1,250*                   0        0%
A. Q. Joffe                                        1,000  1,000*                   0        0%
Dan Sidenberg                                      1,000  1,000*                   0        0%
Donald & Tamra Miller                              1,000  1,000*                   0        0%
Kevin Hannabery                                    1,000  1,000*                   0        0%
Kimberly A. Petilli                                1,000  1,000*                   0        0%
Linda J. Morra                                     1,000  1,000*                   0        0%
Lori Geller Warshaw                                1,000  1,000*                   0        0%
Michael Perlmutter                                 1,000  1,000*                   0        0%
Russell Summers                                    1,000  1,000*                   0        0%
Marc Launey                                          750    750*                   0        0%
J. Tim Gonzales                                      500    500*                   0        0%
Melissa W. Wilson                                    500    500*                   0        0%

   (1)The principal of Cities Electric is Steve Sowieja.
   (2)The principals of Phoenix Fund Partners, LP are John Czeck, Beth Turk and Mary Butler
   (3)The principal of Leona Holdings, LLC is Jayne Carper.
   (4)The principal of Five Star Financial is Peter Perez.
   (5)The principal of Onyx Holdings is Cort Poyner.
   (6)The principal of Jet 1 Profit Sharing is J. Scott Phillips.
   (7)The principal of A Nose for Sound is Bruce Gerstein.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our President, Chief Executive Officer, and one of our Directors, Sholeh Hamedani, is the sole shareholder of our parent company, Shadrack Films, Inc. Ms. Hamedani was also President of Two Dog Net, Inc., the owner of The Children's Internet(R) technology until August 1, 2002. Ms. Hamedani also owns approximately 10% of the total outstanding shares of Common Stock of Two Dog Net, Inc.

Ms Hamedani's father, Nasser Hamedani, is the current President, Chairman and majority shareholder of Two Dog Net, Inc.

					45

On June 28, 2002, we entered into a Consulting Agreement with Alan Schram. This agreement provided for Alan Schram to provide consulting services to us. In return for his services, the agreement entitled Alan Schram to receive 25,000 shares of our common stock at the completion of the agreement's four month term. We are currently in negotiations with Mr. Schram to settle our obligations under the terms of this agreement. As of the date hereof, these shares have not been issued. Alan Schram is our former President, Secretary, Chief Financial Officer and Director.

On July 3, 2002, we entered into an agreement with Shadrack Films, Inc. Pursuant to the agreement, we sold 1,166,755 newly issued shares of our common stock to Shadrack Films, Inc. in exchange for an aggregate purchase price of $150,000. Sholeh Hamedani is the sole shareholder of Shadrack Films, Inc.

   - On September 10, 2002, we entered into a License Agreement with Two Dog Net, Inc. to license The Children's Internet(R) technology and intellectual property. We paid $15,500 in cash to Two Dog Net in consideration for the License Agreement. This agreement was subsequently cancelled and on March 3, 2003, we entered into a new Wholesale Sales & Marketing Agreement with Two Dog Net. Under the terms of this agreement, we will pay Two Dog
   Net$3.00 per month for each user accessing The Children's Internet(R) service.

   The Agreement also provides that we will pay Two Dog Net $3.79 per month for each user accessing Internet dial-up service, but no dial-up service is being offered at this time and we do not expect to offer dial-up service in the near future.

In a Stock Purchase Agreement dated October 11, 2002 and in reliance on an exemption from registration pursuant to Section 4(1) of the Securities Act of 1933,our original shareholders sold 1,118,500 of their shares of our common stock to various purchasers, two of who are related to our management, Nasser Hamedani, Sholeh Hamedani's father, and Soraiya Hamedani, Sholeh Hamedani's sister. Some of these purchasers were introduced to the original shareholders by Sholeh Hamedani, our President, Chief Financial Officer, and a Director. Some of these purchasers resold their shares to unrelated third parties, relying on an exemption from registration pursuant to Section 4(1) of the Securities Act of 1933. A portion of the proceeds received from the stock sale by the purchasers was in turn loaned to Shadrack Films, Inc., our parent company. Shadrack Films used these funds to finance our initial operations thus far. These amounts are reflected on the financial statements as "Due to Parent Company." The original shareholders received their shares from us in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

One of our shareholders, Tim Nash was an independent authorized distributor of The Children's Internet(R) and promoted our product on his web site, www.kidssafenet.com. Mr. Nash is no longer an independent authorized distributor for us since July 15, 2003 and he has since taken down his web site. Mr. Nash owns 10,000 shares of our common stock.

					46

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 and 10,000,000 shares of preferred stock, par value $.001, of which respectively 2,287,755 and zero are issued and outstanding as of December 31, 2002. We have approximately 90 holders of our common stock prior to this offering. There are no outstanding options or warrants to purchase, or securities convertible into our common shares.

COMMON STOCK

Each holder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for that purpose. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. Holders of shares of our common stock do not have any cumulative voting rights.

PREFERRED STOCK

Our Board of Directors has the authority, without action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. The effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in our control without further action by the stockholders. As of the date hereof, no shares of preferred stock are issued and outstanding. The preferred stock does not have any cumulative voting rights.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our shares of common stock is Transfer Online, 227 SW Pine Street, Suite 300, Portland, Oregon 97204.

MARKET FOR COMMON EQUITY

Immediately prior to this offering, there was no public market for our common stock. We intend to attempt to have our shares of common stock quoted on the Over the Counter Bulletin Board (OTCBB). However, there is no assurance that we will find a broker willing to file the Form 211 necessary for our shares to be considered for quotation on the OTCBB or that our shares will qualify to be listed on the OTCBB if a Form 211 is filed.

All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be subject to the limitations and restrictions that are described below.

					47

All of the remaining shares of common stock outstanding were issued and sold by us in reliance on an exemption from the registration requirements of the Securities Act and will become eligible for sale in the public market pursuant to Rule 144 as described below.

Relevant Dates                                     Approximate        SharesComment
                                                   Eligible for Future Sale
On the date of this prospectus                             5,118,500        Freely  tradable  shares
									    sold  in  this  offering  if
                                                                            maximum offering is sold
Pursuant  to  Rule  144  upon   expiration  of  the        2,287,755        Shares salable under Rule 144 or Rule 144(k)
applicable holding period

RULE 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

   - 1% of the number of shares of common stock then outstanding, which will equal approximately 60,800 shares immediately after this offering; or
   - the average weekly trading volume of the common stock on the Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to other requirements regarding the manner of sale, notice filing, and the availability of current public information about us.

RULE 144(K)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

					48

                             PLAN OF DISTRIBUTION

DIRECT PUBLIC OFFERING

We are offering for sale a maximum of 4,000,000 shares of our common stock in a self-underwritten offering directly to the public at the price of $2.00 per share. This offering will terminate 12 months after this registration statement is declared effective by the Securities and Exchange Commission, provided we may extend the offering for up to one year following the twelve-month offering period. We have not conducted any discussions or negotiations for the sale of all or any portion of those 4,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser.

We anticipate that Sholeh Hamedani, our President, Chief Executive Officer, Chief Financial Officer, and Director, will participate in the offer and sale of our common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Ms. Hamedani is an associated person to us as that term is defined in Rule 3a4-l under the Exchange Act, she is deemed not to be a broker for the following reasons:

      - Ms. Hamedani is not subject to a statutory disqualification as that term is defined in Section (a)(39) of the Exchange Act at the time of her participation in the sale of our securities.

      - Ms. Hamedani will not be compensated for her participation in the sale of our securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.

      - Ms. Hamedani is not an associated person of a broker or dealer at the time of participation in the sale of our securities.

      - Ms. Hamedani is not associated with a broker or dealer and does not have an arrangement with a broker or dealer to effect transactions in securities.

      - Ms. Hamedani does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Section 3a4-1 of the Securities Exchange Act of 1934, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Ms. Hamedani will restrict her participation to the following activities:

      -  Preparing any  written  communication  or delivering any communication
         through  the  mails  or  other  means  that  does   not  involve  oral
         solicitation by the President of a potential purchaser;

      - Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in this registration statement and any amendments filed hereto filed under the Securities Act or other offering document; and

      - Performing ministerial and clerical work involved in effecting any transaction.

We  have not retained a broker or dealer  for  the  sale  of  securities  being
offered.   In  the  event  we  retain  a  broker or dealer who may be deemed an underwriter, we will file an amendment to the registration statement.

Our officers and directors are entitled to purchase offered shares. However, none of our officers or directors has indicated that they will purchase any of the offered shares and, therefore, we do not believe that any of our officers or directors will purchase any of the offered shares. If any of our officers or directors decides to purchase offered shares, we do not intend to loan such officer or director the funds necessary to purchase offered shares.


					49


The shares of common stock we are offering have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in California.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the beginning of such distribution.

SELLING STOCKHOLDERS

The selling stockholders will sell their shares from time to time in negotiated transactions at a price of $2.00 per share, provided that in the event that our shares become quoted on the OTC Bulletin Board, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions. Such transactions may or may not involve NASD licensed broker-dealers. There is no minimum investment amount.

The selling stockholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

Each selling stockholder and any broker-dealer that acts in connection with the sale of shares of common stock may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

The shares are being offered as part of a continuous offering under Rule 415 of Regulation C under the Securities Act of 1933. Our management expects that the shares will be sold within one year of the commencement of the offering and expects to update this Prospectus for any material changes as needed.

We have notified the selling stockholders of the prospectus delivery requirements for sales made pursuant to this prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

Selling stockholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of such rule.

					50

APPLICABILITY OF "PENNY STOCK RULES"

We anticipate that, if our common stock is accepted for quotation on the Bulletin Board system, it will trade at less than $5.00 per share for an indeterminate amount of time. Therefore, the SEC "penny stock" rules will govern the trading in our common stock. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with the following:

      -  a risk disclosure document,
      -  disclosure of market quotations, if any,
      - disclosure of the compensation of the broker and its salespersons in the transaction, and
      - monthly account statements showing the market values of our securities held in the customer's accounts.

The broker must provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer's confirmation. Generally, brokers subject to the "penny stock" rules when effecting transactions in our securities may be less willing to do so. This may make it more difficult for investors to dispose of our common stock. In addition, the broker prepares the information provided to the broker's customer. Because we do not prepare the information, we cannot assure you that such information is accurate, complete or current.


INDEMNIFICATION

Our certificate of incorporation and by-laws provide that our officers and directors will not be personally liable to us or our stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Nevada Revised Statutes, however, this provision does not eliminate or limit the liability of a director (i) for breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions, (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the federal securities laws.

Our certificate of incorporation also provides for indemnification to the fullest extent provided by the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

					51

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Oswald & Yap, a professional corporation, Irvine, California.

EXPERTS

The financial statements of The Children's Internet, Inc. included in this prospectus to the extent and for the periods indicated in their report, have been audited by Stonefield Josephson, Inc., Santa Monica, California, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WHERE YOU CAN FIND MORE INFORMATION

We are presently subject to the reporting requirements of the Securities Exchange Act of 1934 and file quarterly and annual reports and other documents with the Securities and Exchange Commission. We will annually send an annual report to shareholders included audited financial statements. We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to our common stock and us, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1(800) SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS


Page



Unaudited Condensed Balance Sheet - June 30, 2003...........................1

Unaudited Condensed Statements of Operations - For the Six Months Ended June 30, 2003, and 2002 and for the period September 25, 1996 (Inception) to June 30, 2003
2

Unaudited Condensed Statements of Stockholder's Deficit - June 30, 2003.....3

Unaudited Condensed Statements of Cash Flows - For the Six Months Ended June 30, 2003, and 2002 and for the period September 25, 1996 (Inception) to June 30, 2003
4

Notes to Unaudited Condensed Financial Statements - June 30, 2003...........5

Report of Independent Auditors..............................................6
Balance Sheet -- December 31, 2002..........................................7

Statements of Operations -- December 31, 2002 and 2001......................8

Statements of  Cash Flows -- December 31, 2002 and 2001.....................9

Statements of Stockholders' Deficit -- December 31, 2002...................10

Notes to Financial Statements -- December 31, 2002.........................11
-

                     THE CHILDREN'S INTERNET, INC.
                     (A Development Stage Company)
                   UNAUDITED CONDENSED BALANCE SHEET

                                                                         June 30,
                                                                           2003
									 ---------
                                 ASSETS



TOTAL ASSETS                                                             $       -
									 =========

                 LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable and accrued expenses                                       72,610
Due to parent company                                                      128,810
									 ---------
     Total current liabilities                                             201,420
									 ---------

STOCKHOLDERS' DEFICIT

Preferred stock, $0.001 par value; 10,000,000 shares
     authorized; zero shares issued and outstanding.                             -
Common stock, $0.001 par value; 75,000,000 shares
     authorized; 2,287,755 shares issued and outstanding                     2,288
Additional paid-in capital                                                 433,317
Deficit accumulated during the development stage                         (637,025)
									 ---------
TOTAL STOCKHOLDERS' DEFICIT                                              (201,420)
									 ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                              $       -
									 =========


The accompanying notes are an integral part of the financial statements.




					1

				THE CHILDREN'S INTERNET, INC.
				(A Development Stage Company)
			UNAUDITED CONDENSED STATEMENTS OF OPERATIONS



                                        For The Three             For The Six           For the Period
                                            Months                   Months            September 25, 1996
                                        Ended June 30,            Ended June 30,        (inception) to
                                        2003       2002             2003     2002       June 30, 2003

REVENUE                                  $-        $-               $-        $-             $-

General selling and                    112,672    10,702          236,031    14,952       637,025
          administrative expenses      -------	 -------	 --------   --------	 ---------

Operating loss before                 (112,672)  (10,702)        (236,031)  (14,952)     (637,025)
     provision for income taxes

Provision for income taxes                -         -                -         -             -
				      -------	 -------	 --------   --------	 ---------
NET LOSS                             $(112,672) $(10,702)       $(236,031) $(14,952)    $(637,025)
				      =======    =======	 ========   ========	 =========
Net loss per common share
- basic and diluted                    $(0.05)  $(0.010)          $(0.10)  $(0.013)       $(0.49)
				      =======    =======	 ========   ========	 =========
Weighted average number of common
shares outstanding
- basic and diluted                  2,287,755 1,121,000        2,287,755  1,121,000     1,298,229
				      =======    =======	 ========   ========	 =========

The accompanying notes are an integral part of the financial statements.

						2



   					      THE CHILDREN'S INTERNET, INC.
					      (A Development Stage Company)
				UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT




                                                                                      Deficit Accumulated
                                                                                     During the Development
                                                                                             Stage
                                                Common                   Additional                         Stockholders'
                                                Stock                      Paid-In                             Deficit
                                                                           Capital
                                                  Shares           Amount

Balance, September 25, 1996                              -         $    -     $    -                       -       $     -
						----------	   ------     ------		    --------	   -------
Issuance of common stock
for cash on September 24, 1996
at $0.005 per share                              1,121,000          1,121      4,484                       -         5,605

Net Loss                                                                                             (5,605)       (5,605)
						----------	   ------     ------		    --------	   -------
Balance, December 31, 1996                       1,121,000          1,121      4,484                 (5,605)             -
						----------	   ------     ------
Net Loss                                                 -              -          -                       -             -
						----------	   ------     ------		    --------	   -------
Balance, December 31, 1997                       1,121,000          1,121      4,484                 (5,605)             -
						----------	   ------     ------
Net Loss                                                 -              -          -                       -             -
						----------	   ------     ------		    --------	   -------
Balance, December 31, 1998                       1,121,000          1,121      4,484                 (5,605)             -
 						----------	   ------     ------
Net Loss                                                 -              -          -                       -             -
						----------	   ------     ------		    --------	   -------
Balance, December 31, 1999                       1,121,000          1,121      4,484                 (5,605)             -
						----------	   ------     ------
Net Loss                                                 -              -          -                 (3,000)       (3,000)

Expenses paid by former officer on behalf of                                   3,000                                 3,000
company
						----------	   ------     ------		    --------	   -------
Balance, December 31, 2000                       1,121,000          1,121      7,484                 (8,605)             -
						----------	   ------     ------
Net Loss                                                 -              -          -                       -             -
						----------	   ------     ------		    --------	   -------
Balance, December 31, 2001                       1,121,000          1,121      7,484                 (8,605)             -
						----------	   ------     ------
Issuance of common stock
for cash on July 3, 2002
at $0.1286 per share                             1,166,755          1,167    148,833                               150,000
						----------	   ------     ------		    --------	   -------
Expenses paid by former officer on behalf of                                   2,000                                 2,000
company
						----------	   ------     ------		    --------	   -------
Services performed as capital contribution                                   125,000                               125,000
Net Loss                                                 -              -          -               (392,389)     (392,389)
						----------	   ------     ------		    --------	   -------
Balance, December 31, 2002                       2,287,755          2,288    283,317               (400,994)     (115,389)
						----------	   ------     ------
Net Loss (unaudited)                                                                               (236,031)     (236,031)

Services performed as capital contribution                                   150,000                               150,000
(unaudited)
						----------	   ------     ------		    --------	   -------
Balance, June 30, 2003 (unaudited)               2,287,755          2,288    433,317               (637,025)     (201,420)
						----------	   ------     ------		    --------	   -------
The accompanying notes are an integral part of
the financial statements.



						THE CHILDREN'S INTERNET, INC.
						(A Development Stage Company)
					UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS


                                                                                     For the Period
                                                              For The Six Months   September 25, 1996
                                                                Ended June 30,        (inception)
                                                              2003          2002     June 30, 2003

CASH FLOWS USED IN OPERATING ACTIVITIES:

Net Loss                                                 $(236,031) $(14,952)          $(637,025)

Adjustments to reconcile net loss to net cash used in operating activities:

    Services performed as capital contribution             150,000         -             275,000
    Expense paid by former officer on behalf of company          -         -               5,000
   Increase (decrease) in liabilities
    Accounts payable and accrued expenses                    9,975    12,952              72,610
    Due to parent company                                   76,056         -             128,810
							  --------   -------		--------
Net cash used in operating activities                            -   (2,000)            (155,605)


CASH PROVIDED BY FINANCING ACTIVITIES:
    Contribution by officer                                      -    2,000		      -
    Issuance of common stock                                     -         -             155,605
							  --------   -------		--------
Net cash provided by financing activities                        -     2,000             155,605
							  --------   -------		--------


Net change in cash and cash equivalents                          -         -                  -

Cash and cash equivalents - beginning of period                  -         -                  -
							  --------    ------		-------
Cash and cash equivalents - end of period               $        -   $     -            $     -
							  ========    ======		=======
SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION:

Cash paid during the year -
Interest paid                                           $        -   $     -            $     -
							  ========    ======		=======
Income taxes paid                                       $        -   $     -            $     -
							  ========    ======		=======


The accompanying notes are an integral part of the financial statements.



                         THE CHILDREN'S INTERNET, INC.
                         (A Development Stage Company)
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 June 30, 2003

NOTE 1 -   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Children's Internet, Inc. ("Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Nevada on September 25, 1996.

On July 3, 2002, Shadrack Films, Inc. purchased 1,166,755 newly issued shares of our common stock for $150,000, thereby obtaining a majority ownership interest and becoming our parent company (the "Parent Company"). Total issued and outstanding shares were increased to 2,287,755 as a result of this sale.

Basis of Presentation

These financial statements have been prepared by the Company without audit. In the opinion of management, the condensed financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of The Children's Internet, Inc. as of June 30, 2003, the results of its operations, changes in equity and cash flows for the three and six months ended June 30, 2003 and 2002 and for the period from inception to June 30, 2003. The results of operations for the three and six months ended June 30, 2003 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2003.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10 - KSB for the year ended December 31, 2002.

These financial statements have been prepared on the going concern basis. At present, although the Company has signed contracts Without realization of additional capital or established revenue sources, it would be unlikely for the Company to continue as a going concern. he financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amount, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. It is management's objective to seek additional capital.

					5

Recent Accounting Pronouncements

During  April  2003, the FASB issued SFAS 149 - "Amendment of Statement 133  on
Derivative Instruments and Hedging Activities", effective for contracts entered into  or  modified after June 30, 2003, except as stated below and  or  hedging relationships designated  after June 30, 2003. In addition,  except  as  stated
below,  All provisions of this Statement should be applied prospectively.   The
provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should  continue  to be applied in accordance with their  respective  effective dates.  In  addition,  paragraphs  7(a)  and  23(a),  which  relate  to forward purchases  or  sales of when-issued securities or other securities that do  not yet  exist, should  be  applied to both existing contracts  and  new  contracts entered  into  after June 30, 2003.  The Company does not  participate  in such transactions, however, it is evaluating  the  effect of this new pronouncement, if any, and will adopt FASB 149 within the prescribed time.

During  May 2003, the FASB  issued SFAS 150 - "Accounting for Certain Financial
Instruments with Characteristics of both Liabilities and Equity", effective for
financial  instruments   entered  into   or  modified  after May 31, 2003,  and
otherwise  is  effective at the beginning of the first interim period beginning after June 15, 2003.  This Statement establishes standards for  how  an  issuer classifies and measures  certain  financial  instruments  with  characteristics of  both  liabilities and  equity.  It  requires  that  an  issuer  classify  a freestanding financial instrument that is within its scope as a  liability  (or an  asset in some circumstances).  Many of those  instruments  were  previously classified as equity. Some of the provisions of this Statement  are  consistent with  the  current definition of liabilities in FASB Concepts  Statement No. 6,
Elements of Financial Statements. The  Company is evaluating the effect of this new pronouncement and will adopt FASB 150 within the prescribed time.
					6

NOTE 2 - SALES AND MARKETING AGREEMENT

On March 3, 2003, the Company entered into an exclusive and renewable five year sales and marketing agreement with Two Dog Net, Inc. ("TDN") to be the exclusive marketers of their proprietary secured internet service for children pre-school to junior high called The Children's Internet(R). Under the terms of the agreement, the Company can continue the agreement for an additional five years on the same terms unless either party terminates by written notice to the other party no less than one year before the end of the term. Under the terms of the sales and marketing agreement with TDN, the Company will pay TDN a per user charge per month for each user accessing the product.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any  real or personal property.  The Parent
Company provides for the office space utilized and pays for the utilities.  The
Company has accrued a payable due to the Parent Company for reimbursement of such costs.

The Company's President, Chief Executive Officer, Chief Financial  Officer, and
Director, Sholeh Hamedani and an outside financial consultant have provided services to the Company at a fair market value of $75,000 and $150,000 during the three and six months ended June 30, 2003 respectively, and will not seek payment for the services provided.

The  Company,  Shadrack  and  TDN  are  related parties, in that, the Company's
President,  Chief Executive Officer, Chief  Financial  Officer,  and  Director,
Sholeh Hamedani,  is  the  sole  shareholder  of Shadrack which owns 51% of the
Company's common stock.  Ms. Hamedani was President  of  TDN  until  August  1,
2002.   In addition, the current President, Chairman and Founder of TDN, Nasser
Hamedani,  is  the  father of the Company's President, Chief Executive Officer,
Chief Financial Officer, and Director, Sholeh Hamedani.

On June 28, 2002, the  Company  entered  into  a Consulting Agreement with Alan
Schram.  This agreement provides for Alan Schram to provide consulting services to the Company.  In return for his services, the agreement entitles Alan Schram to receive 25,000 shares of the Company's common stock at the completion of the
agreement's four month term.   The consulting services  have  been  accrued  in
other  expenses.  The  Company  is currently in negotiations with Mr. Schram to
settle its obligations under the  terms  of  this  agreement.   As  of the date
hereof, these shares have not been issued.  Alan Schram is the Company's former
President, Secretary, Chief Financial Officer and Director.

					7

Nasser Hamedani owns 47% of TDN, the company with whom the Company has entered into the Sales and Marketing Agreement, and he is the father of the Company's
President, Chief  Executive  Officer,  Chief  Financial  Officer, and Director,
Sholeh Hamedani.

NOTE 4 - SB-2 REGISTRATION STATEMENT

On  February  6,  2003,  the  Company filed a Form SB-2 registration  statement offering for sale of up to a maximum  of  4,000,000  shares  of  the  Company's common  stock directly to the public. There is no underwriter involved in  this offering.  The  shares  are being offered without any underwriting discounts or commissions.  The purchase  price  is  $2.00  per  share.  If all of the shares
offered by the Company are sold, the proceeds will be $8,000,000.   The Company
has received comments from the SEC on their filing and  has  responded to those comments  and  filed  an  amendment  to  the  registration  statement  in  July
2003.INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF THE CHILDREN'S INTERNET, INC.:

We have audited the accompanying balance sheet of The Children's Internet, Inc.
(formerly D.W.C.  Installations)  (A Development Stage Company)  as of December
31, 2002 and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2002 and for the period from September 25, 1996 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We  conducted  our  audits  in  accordance  with auditing  standards  generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are  free  of material misstatement. An audit includes  examining,  on  a  test basis, evidence  supporting  the  amounts  and  disclosures  in  the  financial
statements.   An  audit also includes assessing the accounting principles  used and significant estimates made by management, as well as evaluating the overall
financial statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

					7

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Children's Internet, Inc.
as of December 31, 2002 and the results of its operations and its cash flows for each the two years in the period ended December 31, 2002 and for the period from September 25, 1996 (inception) to December 31, 2001 in conformity with generally accepted accounting principles in the United States.

The  accompanying  financial statements have been prepared  assuming  that  the
Company will continue  as  a  going  concern.   As  discussed  in Note 1 of the
accompanying  financial  statements, the Company has no established  source  of revenue, which raises substantial  doubt  about  its  ability  to continue as a going concern. Management's plan in regard to this matter is also  discussed in
Note  1.  These financial statements do not include any adjustments that  might result from the outcome of this uncertainty.

/s/Stonefield Josephson, Inc.
STONEFIELD JOSEPHSON, INC.
Certified Public Accountants
Santa Monica, California
March 11, 2003


                                   THE CHILDREN'S INTERNET, INC.
                                  (Formerly D.W.C. Installations)
                                   (A Development Stage Company)
                                           BALANCE SHEET

                                                                                      December
                                                                                         31,
                                                                                        2002
                                              ASSETS



TOTAL ASSETS                                                                           $   -
										      =========


                               LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts Payable and Accrued Expenses                                                  $62,635
Due to Parent Company                                                                   52,754
										      ---------
       Total Current Liabilities                                                       115,389

TOTAL LIABILITIES                                                                      115,389
										      ---------

STOCKHOLDERS' DEFICIT

    Preferred Stock, $0.001 par value; 10,000,000 shares
    authorized; zero shares issued and outstanding					 2,288
    Common stock, $0.001 par value; 75,000,000 shares
    authorized; 2,287,755 shares issued and outstanding
    Additional paid-in capital                                                         283,317
    Deficit accumulated during the development stage				      (400,994)
										      ---------

TOTAL STOCKHOLDERS' DEFICIT							      (115,389)
										      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                            $   -
										      =========

The accompanying notes are an integral part of the financial statements.

              THE CHILDREN'S INTERNET, INC.
             (Formerly D.W.C. Installations)
              (A Development Stage Company)
                STATEMENTS OF OPERATIONS





                                                            For The Year Ended    For the Period September 25, 1996 (inception)
                                                               December 31,                      to December 31,
                                                            2002         2001                        2002

REVENUE                                                  $        -    $      -               $      -

General Selling and Administrative Expenses                 392,389           -                  400,994
							 ----------    ---------	      -----------
Operating Loss before provision for income taxes          (392,389)                             (400,994)

Provision for Income taxes                                        -           -                       -
							 ----------    ---------	      -----------
NET LOSS                                                 $(392,389)    $      -               $ (400,994)
                            				 ==========    =========	      ===========

Net Loss per Common Share
   - basic and diluted                                      $(0.23)    $      -                   $(0.33)

Weighted Average Number of Common
   Shares Outstanding
   - basic and diluted                                    1,715,267    1,121,000               1,219,258


The accompanying notes are an integral part of the financial statements.




                             CF

         THE CHILDREN'S INTERNET, INC.
                                                                                            >
        (Formerly D.W.C. Installations)
         (A Development Stage Company)
            STATEMENTS OF CASH FLOWS



                                                For The Year Ended   For the Period September 25, 1996
                                                   December 31,         (inception) to December 31,
                                                   2002      2001                2002

CASH FLOWS USED IN OPERATING ACTIVITIES:

Net Loss                                         $(392,389)  $  -            $(400,994)


Adjustments to reconcile net loss to net cash used in operating activities:

    Services performed as capital contribution     125,000      -              125,000
    Expense paid by former officer on behalf of      2,000      -                5,000
	company
    Increase in liabilities
        Accounts payable and accrued expenses       62,635      -               62,635
        Due to Related Party                        52,754      -               52,754
						  --------   -----	     ----------
Net cash used in operating activities            (150,000)      -             (155,605)


CASH PROVIDED BY FINANCING ACTIVITIES:
       Issuance of common stock                    150,000      -              155,605
						  --------   -----	     ----------
Net cash provided by financing activities          150,000      -              155,605
						  --------   -----	     ----------

Net change in cash and cash equivalents                  -      -                    -
						  --------   -----	     ----------
Cash and cash equivalents - beginning of period          -      -                    -

Cash and cash equivalents - end of period         $      -  $   -            $       -
						  --------   -----	     ----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
    Cash paid during the year -
             Interest paid                        $      -  $   -            $       -
            Income taxes paid                     $      -  $   -            $       -



The accompanying notes are an integral part of the financial statements.





                                             THE CHILDREN'S INTERNET, INC.
                                            (Formerly D.W.C. Installations)
                                             (A Development Stage Company)
                                          STATEMENTS OF STOCKHOLDERS' DEFICIT





                                                  Common Stock        Additional      Deficit      Stockholders'
                                                                        Paid-In  Accumulated During   Deficit
                                                                        Capital   the Development
                                                                                       Stage
                                            Shares           Amount

Balance, September 25, 1996                        -              $-         $-                $-            $-

Issuance of common stock
for cash on September 24, 1996
at $0.005 per share                        1,121,000           1,121      4,484                 -         5,605
					   ---------	      ------     ------		 --------       -------
Net Loss                                                                                  (5,605)       (5,605)

Balance, December 31, 1996                 1,121,000           1,121      4,484           (5,605)             -
					   ---------	      ------     ------		 --------       -------
Net Loss                                           -               -          -                 -             -

Balance, December 31, 1997                 1,121,000           1,121      4,484           (5,605)             -
					   ---------	      ------     ------		 --------       -------
Net Loss                                           -               -          -                 -             -

Balance, December 31, 1998                 1,121,000           1,121      4,484           (5,605)             -
					   ---------	      ------     ------		 --------       -------

Net Loss                                           -               -          -                 -             -

Balance, December 31, 1999                 1,121,000           1,121      4,484           (5,605)             -
					   ---------	      ------     ------		 --------       -------
Net Loss                                           -               -          -           (3,000)       (3,000)
Expenses paid by former office on behalf           -               -      3,000                           3,000
of company

Balance, December 31, 2000                 1,121,000           1,121      7,484           (8,605)             -
					   ---------	      ------     ------		 --------       -------
Net Loss                                           -               -          -                 -             -

Balance, December 31, 2001                 1,121,000           1,121      7,484           (8,605)             -
					   ---------	      ------     ------		 --------       -------
Issuance of common stock
for cash on July 3, 2002
at $0.1286 per share                       1,166,755           1,167    148,833                         150,000

Expenses paid by former officer on behalf          -               -      2,000                           2,000
of company

Services performed as capital contribution         -               -    125,000                         125,000
Net Loss                                           -               -          -         (392,389)     (392,389)
					   ---------	      ------     ------		 --------       -------
Balance, December 31, 2002                 2,287,755          $2,288   $283,317        $(400,994)    $(115,389)
					   ---------	      ------     ------		 --------       -------
The accompanying notes are an integral
part of the financial statements.




                         THE CHILDREN'S INTERNET, INC.
                        (Formerly D.W.C. INSTALLATIONS)
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2002

NOTE 1 -   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Children's Internet, Inc. (formerly D.W.C. Installations ("Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Nevada on September 25, 1996.

On July 3, 2002, Shadrack Films, Inc. purchased 1,166,755 newly issued shares of our common stock for $150,000, thereby obtaining a majority ownership interest and becoming our parent company. Total issued and outstanding shares were increased to 2,287,755 as a result of this sale.


Basis of Presentation


The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. At present, although the Company has signed contracts establishing revenue sources, the Company has no established sources of revenue. This factor raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital or established revenue sources, it would be unlikely for the Company to ontinue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amount, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. It is management's objective to seek additional capital.

Use of Estimates

The preparation of financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

NOTE 1 -   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Income Taxes

Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

Loss Per Share

SFAS No. 128, "Earnings (Loss) Per Share", requires the presentation of basic loss per share and diluted loss per share. The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. As of December 31, 2002, the Company has no anti-dilutive common shares outstanding.

Comprehensive Income

As of December 31, 2002, the Company has no items that represent comprehensive income and therefore, has not included a schedule of comprehensive income in the accompanying financial statements.

Segment Reporting

The Company adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 requires public companies to report financial and descriptive information about their reportable operating segments. The Company identifies its operating segments based on how management internally evaluates separate financial information (if available), business activities and management responsibility. The Company believes it operates in a single business segment and adoption of this standard did not have a material impact on The Company's financial statements. Through December 31, 2002 there have been no foreign operations.

New Accounting Pronouncements


In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company does not expect the recently issued SFAS No. 142, "Goodwill and Other Intangibles" to currently have a material impact on the Company's financial position or results of operations since the Company has no goodwill or other intangible assets.

In October 2001, the FASB recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations since the Company has not participated in such activities covered under this pronouncement.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In  June  2002,  the  FASB  issued  Statement  No.  146,  "Accounting for Costs
Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company does not have any stock-based compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

NOTE 2 - SALES AND MARKETING AGREEMENT

On September 10, 2002, the Company entered into an exclusive and renewable five year sales and marketing agreement with Two Dog Net, Inc. ("TDN") to be the exclusive marketers of their proprietary and patent pending secured internet service for children pre-school to junior high called The Children's Internet(R) and an internet dial-up service. Under the terms of the agreement, the Company can continue the agreement for an additional five years on the same terms unless either party terminates by written notice to the other party no less than one year before the end of the term. Under the terms of the sales and marketing agreement with TDN, the Company will pay TDN a fee per month per subscriber for the services subscribed.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. The Parent Company provides for the office space utilized and pays for the utilities. The Company has accrued a payable due to the parent company for reimbursement of such costs.

The Company's President, Chief Executive Officer and Director, Sholeh Hamedani and an outside financial consultant have provided services to the Company at a fair market value of $125,000, and will not seek payment for the services provided. Therefore the Company has recorded this amount as contributed capital.


The Company, Shadrack and TDN are related parties in that the Company's President, Chief Executive Officer, and Director, Sholeh Hamedani, is the sole shareholder of Shadrack which owns 51% of the Company's common stock. Ms. Hamedani was President of TDN until August 1, 2002. In addition, the current President, Chairman and Founder of TDN is Nasser Hamedani, the father of the Company's President, Chief Executive Officer, and Director, Sholeh Hamedani.

On June 28, 2002, the Company entered into a Consulting Agreement with Alan Schram. This agreement provides for Alan Schram to provide consulting services to the Company. In return for his services, the agreement entitles Alan Schram to receive 25,000 shares of the Company's common stock at the completion of the agreement's four month term. The consulting services have been accrued in other expenses. The Company is currently in negotiations with Mr. Schram to extend the term of this agreement. As of the date hereof, these shares have not been issued. Alan Schram is the Company's former President, Secretary, Chief Financial Officer and Director.

Nasser Hamedani owns 47% of TDN, the company with whom the Company has entered into the Sales and Marketing Agreement, and he is the father of the Company's President, Chief Executive Officer, Chief Financial Officer, and Director, Sholeh Hamedani.

In a Stock Purchase Agreement dated October 11, 2002, the Company's original shareholders sold 1,118,500 of their shares of common stock to various purchasers, two of whom are related parties to the Company. Some of these purchasers were introduced to the original shareholders by Sholeh Hamedani, the Company's President, Chief Financial Officer, and a director. Some of these purchasers resold their shares to unrelated third parties. A portion of the proceeds received from the stock sale by the Purchasers was in turn loaned to the Company's parent, who used these funds to finance the operations of the Company. These amounts are reflected on the financial statements as Due to Parent Company.

NOTE 4 - SUBSEQUENT EVENTS

On February 6, 2003, the Company filed a Form SB-2 registration statement offering for sale up to a maximum of 4,000,000 shares of the Company's common stock directly to the public. There is no underwriter involved in this offering. The shares are being offered without any underwriting discounts or commissions. The purchase price is $2.00 per share. If all of the shares offered by the Company are sold, the proceeds will be $8,000,000.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation and by-laws provide that our officers and directors will not be personally liable to the company or our stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Nevada Revised Statutes, however, this provision does not eliminate or limit the liability of a director (i) for breach of the director's duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions, (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the federal securities laws.

Our certificate of incorporation also provides for indemnification to the fullest extent provided by the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by us in connection with the registration of our shares is as follows:

SEC Filing Fee              $942
Accounting Fees and Expenses$10,000
Legal Fees and Expenses     $20,000
Printing Costs              $2,500
   Total                    $33,442

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On or about July 3, 2002, we issued 1,166,755 shares of common stock to The Children's Internet, Inc. for a purchase price of $150,000. This transaction is described in our Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder filed on August 9, 2002, and our Current Report on Form 8-K filed with the SEC on July 18, 2002. There was no underwriter involved in this issuance and no commissions were paid to any person in connection with this issuance. As this issuance was to a single, sophisticated party and did not involve a public offering, this issuance was exempt from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2).

Pursuant to a Consulting Agreement, dated June 28, 2002, we agreed to issue 25,000 shares at the completion of the term of the Consulting Agreement to Alan Schram in return for services. As of the date hereof, these shares have not been issued. In this transaction we relied on the exemption from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2), as this was to be an issuance to a single sophisticated individual and no public solicitations were made.

ITEM 27.  EXHIBITS

Exhibits

3.1  Articles of Incorporation, dated September 25, 1996 -  Previously filed.
3.2  Certificate of Amendment of Articles of Incorporation,
	dated February 10, 2000   1
3.3  Certificate of Amendment of Articles of Incorporation,
	dated December 27, 2002  1
3.4  Certificate of Designation of Series A Preferred Stock,
	dated November 8, 2002  1
3.5  Bylaws   1
5.1  Opinion of Oswald & Yap - Will be included by amendment.
10.1 Plan of Reorganization and Acquisition, July 3, 2002 			 1
10.2 Consulting Agreement with Alan Schram, dated June 28, 2002 		 1
10.3 License Agreement dated September 10, 2002 				 1
10.4 Amendment to License Agreement, dated November 5, 2002 			 1
10.5 Wholesale Sales & Marketing Agreement, dated March 3, 2003 		 1
10.6 Stock Purchase Agreement, dated October 11, 2002 - Corrects previously filed Exhibit 10.6
10.7 Co-Location Agreement, dated July 11, 2003 - Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (File No. 000-29611) filed on EDGAR August 14, 2003.
10.8 Independent Sales Agreement with Infolink, dated August 14, 2003
10.9 Licensing Agreement with Infolink, dated August 14, 2003
23.1 Consent of Oswald & Yap
23.2 Consent of Stonefield Josephson, Inc.


1  Previously filed.
2  Will be included by amendment.
3  Corrects previously filed Exhibit 10.6
4 Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (File No. 000-29611) filed on EDGAR August 14, 2003.

ITEM 28.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
   (a)To include any prospectus required by Section 10(a)(3) of the Securities Act;
   (b)Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ({section}230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
   (c)Include any additional or changed material information on the plan of distribution.
2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on September 11, 2003.

                                          The Children's Internet, Inc.

                                          /s/ Sholeh Hamedani
                                          By: Sholeh Hamedani
                                          Its:   President,   Chief   Executive
                                          Officer,   Chief  Financial  Officer,
                                          Director

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on September 11, 2003.

      SIGNATURE                                   TITLE

/s/ Sholeh Hamedani
---------------------
Sholeh Hamedani       Chief Executive Officer
                      (Principal Executive Officer)

/s/ Sholeh Hamedani
---------------------
Sholeh Hamedani       Chief Financial Officer
                      (Principal Financial Officer, Controller)
/s/ Jamshid Ghosseiri
---------------------
Jamshid Ghosseiri     Secretary, Director

/s/ Tyler Wheeler
---------------------
Tyler Wheeler         Director

/s/ Roger Campos, Esq.
---------------------
Roger Campos, Esq.    Director

/s/ Dale Boehm
---------------------
Dale Boehm            Director

                                       59